UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ⌧

Filed by a Party other than the Registrant ◻

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⌧	Definitive Proxy Statement
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◻	Soliciting Material under §240.14a-12

Republic Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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[ ]	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

Notice of Annual Meeting of Shareholders

of Republic Bancorp, Inc.

Thursday, April 21, 2022

To our shareholders: You are cordially invited to attend the 2022 Annual Meeting of Shareholders of Republic Bancorp, Inc. The following are details for the meeting:

Date:	Thursday, April 21, 2022
Time:	10:00 A.M., EDT
Place:	Republic Bank Building, Lower Level

9600 Brownsboro Road

Louisville, Kentucky 40241

Items on the agenda:

1.	To elect sixteen directors;
2.	To ratify the appointment of Crowe LLP as the independent registered public accounting firm for 2022; and
3.	To transact such other business as may properly come before the meeting.
Record date:	The close of business on February 24, 2022 is the record date for determining the shareholders entitled to notice of, and to vote at, the 2022 Annual Meeting of Shareholders.

Your vote is important. For holders of Class A or Class B Common Stock, whether or not you plan to attend the Annual Meeting of Shareholders, we urge you to vote as soon as possible. Please review the instructions with respect to each of your voting options described in the proxy statement and the Notice of Internet Availability of Proxy Materials.

Very truly yours,

Steven E. Trager
Executive Chair and Chief Executive Officer
Louisville, Kentucky
March 11, 2022

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to be Held on April 21, 2022.

The proxy statement and annual report to shareholders are available online at www.investorvote.com/RBCAA.

Republic Bancorp, Inc.

601 West Market Street

Louisville, Kentucky 40202

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Republic Bancorp, Inc. (the “Company” or “Republic”). The proxies will be voted at the 2022 Annual Meeting of Shareholders (“Annual Meeting”) of Republic on April 21, 2022 and at any adjournments of the meeting.

This proxy statement, notice of annual meeting, and form of proxy are first being mailed or made available to shareholders on or about March 11, 2022. As used in this document, the terms “Republic,” the “Company,” “we,” and “our” refer to Republic Bancorp, Inc., a Kentucky corporation.

VOTING

Record date. You are entitled to notice of and to vote at the Annual Meeting if you held of record shares of our Class A Common Stock or Class B Common Stock at the close of business on February 24, 2022. On that date, 17,829,594 shares of Class A Common Stock and 2,164,903 shares of Class B Common Stock were issued and outstanding for purposes of the Annual Meeting.

Voting rights. Each share of Class A Common Stock is entitled to one (1) vote and each share of Class B Common Stock is entitled to ten (10) votes. Based on the number of shares outstanding as of the record date, the shares of Class A Common Stock are entitled to an aggregate of 17,829,594 votes, and the shares of Class B Common Stock are entitled to an aggregate of 21,649,030 votes at the Annual Meeting.

Voting by proxy. If you received the Notice of Internet Availability of Proxy Materials, you may follow the instructions on that notice to access the proxy materials and download the proxy and vote online via the Internet. If you request a paper or electronic copy of the proxy materials, the proxy will be mailed or e-mailed to you along with the other proxy materials. If you received a paper copy of this proxy statement, the proxy card is enclosed. If a proxy card is properly executed, returned to Republic and not revoked, the shares represented by the proxy card will be voted in accordance with the instructions set forth on the proxy card. If no instructions are given, the shares represented will be voted (i) “For” the Board of Director nominees named in this proxy statement, and (ii) “For” the ratification of Crowe LLP as the Company’s independent registered public accounting firm for 2022. For participants in the Republic Bancorp, Inc. 401(k) Retirement Plan (the “Plan”), the Plan Trustee shall vote the shares for which it has not received voting direction from the Plan participants utilizing the same voting percentages derived from the Plan participants who did direct how their shares are to be voted. The Board of Directors at present knows of no other business to be brought before the Annual Meeting. However, persons named in the proxy, or their substitutes, will have discretionary authority to vote on any other business which may properly come before the Annual Meeting and any adjournment thereof and will vote the proxies in accordance with the recommendations of the Board of Directors.

You may attend the Annual Meeting even though you have executed a proxy. You may revoke your proxy at any time before it is voted by delivering written notice of revocation to the Secretary of Republic, by delivering a subsequent dated proxy, by voting by telephone or online through the Internet on a later date, or by attending the Annual Meeting and voting in person.

Quorum and voting requirements and counting votes. The presence in person or by proxy of the holders of a majority in voting power of the combined voting power of the Class A Common Stock and the Class B Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as being present or represented at the Annual Meeting for the purpose of establishing a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner is otherwise present by proxy but does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

The affirmative vote of a plurality of the votes duly cast is required for the election of Directors. All other matters presented at the meeting will be approved if the votes cast in favor of the proposal exceed the votes cast opposing the proposal. Abstentions and broker non-votes are not counted as votes cast on any matter to which they relate and will have no impact on the outcome of any matter.

SHARE OWNERSHIP

The following table sets forth certain information regarding the beneficial ownership of the outstanding shares of Republic as of February 24, 2022, based on information available to the Company. The Class B Common Stock is convertible into Class A Common Stock on a share-for-share basis. In the following table, information in the column headed “Class A Common Stock” does not reflect the shares of Class A Common Stock issuable upon conversion of Class B Common Stock. Information is included for:

(1)	persons or entities who own more than 5% of the Class A Common Stock or Class B Common Stock outstanding;
(2)	all Directors and Director nominees (“Director Nominees”);
(3)	the Executive Chair and Chief Executive Officer (“CHAIR/CEO”), the Chief Financial Officer (“CFO”), and three other executive officers of Republic, including its subsidiary Republic Bank & Trust Company (the “Bank”), who earned the highest total compensation payout during 2021 (collectively, with the CHAIR/CEO and CFO, the “Named Executive Officers” or “NEOs”); and
(4)	all executive officers (“Executive Officers”), Directors and Director Nominees of Republic, and the Bank as a group.

Except as otherwise noted, Republic believes that each person named below has the sole power to vote and dispose of all shares shown as owned by such person. The amounts and percentages of common stock beneficially owned are reported on the basis of the regulations of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days of February 24, 2022. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities. Included in the amount of common stock beneficially owned are shares of common stock subject to exercisable options or options that will become exercisable within 60 days of February 24, 2022. The calculation of percent owned by each person assumes that all such options held by such person have been exercised. The calculation of percent owned by all Directors, Director Nominees, and Executive Officers as a group assumes that all such options beneficially held by them have been exercised.

Executive Officers, Directors, and Director Nominees as a group (collectively 26 persons) beneficially own 72% of the combined voting power of the Class A and Class B Common Stock, which represents 55% of the total number of shares of Class A and Class B Common Stock outstanding as of February 24, 2022 as detailed below:

							Class A and Class B Common
	Class A Common Stock			Class B Common Stock			Stock Combined
Name	Shares		Percent	Shares		Percent	Shares		Percent
Five Percent Shareholders:

Steven E. Trager	8,409,127	(1)	47.2%	1,940,091	(2)	89.6%	10,349,218	(1)(2)	51.8%
601 West Market Street
Louisville, Kentucky 40202

Trager Trust of 2012	7,915,343	(3)	44.4	1,921,862	(4)	88.8	9,837,205	(3)(4)	49.2
601 West Market Street
Louisville, Kentucky 40202

A. Scott Trager	8,224,413	(5)	46.1	1,923,916	(6)	88.9	10,148,329	(5)(6)	50.8
601 West Market Street
Louisville, Kentucky 40202

Sheldon G. Gilman	7,967,617	(7)	44.7	1,921,862	(8)	88.8	9,889,479	(7)(8)	49.5
500 West Jefferson Street
Suite 2100
Louisville, Kentucky 40202

Teebank Family	7,165,276		40.2	1,753,796		81.0	8,919,072		44.6
Limited Partnership (9)
601 West Market Street
Louisville, Kentucky 40202

Jaytee Properties	750,067		4.2	168,066		7.8	918,133		4.6
Limited Partnership (9)
601 West Market Street
Louisville, Kentucky 40202

Directors, Nominees and
Named Executive Officers:

Ronald F. Barnes	513	(10)	*	—		*	513	(10)	*
Laura M. Douglas	853	(11)	*	—		*	853	(11)	*
David P. Feaster	2,334	(12)	*	—		*	2,334	(12)	*
Jennifer N. Green	—		*	—		*	—		*
Craig A. Greenberg	375	(13)	*	—		*	375	(13)	*
Heather V. Howell	375	(14)	*	—		*	375	(14)	*
Timothy S. Huval	—		*	—		*	—		*
Ernest W. Marshall, Jr.	175	(15)	*	—		*	175	(15)	*
W. Patrick Mulloy, II	16,636	(16)	*	—		*	16,636	(16)	*
George Nichols, III	496	(17)	*	—		*	496	(17)	*
W. Kenneth Oyler, III	928	(18)	*	—		*	928	(18)	*
Michael T. Rust	3,358	(19)	*	—		*	3,358	(19)	*
Susan Stout Tamme	11,420	(20)	*	—		*	11,420	(20)	*
Andrew Trager-Kusman	1	(21)	*	—		*	1	(21)	*
Mark A. Vogt	17,391	(22)	*	—		*	17,391	(22)	*
Juan M. Montano	17,447	(23)	*	—		*	17,447	(23)	*
William R. Nelson	24,290	(24)	*	—		*	24,290	(24)	*
Logan M. Pichel	15,433	(25)	*	—		*	15,433	(25)	*
Kevin D. Sipes	77,878	(26)	*	—		*	77,878	(26)	*
A. Scott Trager	8,224,413	(5)	46.1	1,923,916	(6)	88.9	10,148,329	(5)(6)	50.8
Steven E. Trager	8,409,127	(1)	47.2	1,940,091	(2)	89.6	10,349,218	(1)(2)	51.8

Directors. Nominees and All
Executive Officers (26 persons):	9,025,059	(27)	50.6%	1,942,145	(27)	89.7%	10,967,203	(27)	54.9%

*      Represents less than 1% of total

(1)	Includes 7,165,276 shares held of record by Teebank Family Limited Partnership (“Teebank”) and 750,067 shares held of record by Jaytee Properties Limited Partnership (“Jaytee”). With respect to Teebank and Jaytee, Steven E. Trager is trustee of two trusts that are co-general partners and limited partners of each of these limited partnerships. Steven E. Trager shares voting authority over shares held by both Teebank and Jaytee as a member of each partnership’s voting committee. Trusts for the benefit of, among others, Steven E. Trager’s two children, are limited partners of both Teebank and Jaytee. Includes 7,478 shares held by Steven E. Trager’s spouse, Amy Trager. Includes 392,945 shares held of record by the Trager Family Foundation Trust, a charitable foundation organized under Section 501(c)(3) of the Internal Revenue Code. Steven E. Trager shares voting and investment power over these shares with Jean S. Trager, Shelley Trager, and Amy Trager. Also includes 12,085 shares held by Steven E. Trager in Republic’s 401(k) plan.

(2)	Includes 1,753,796 shares held of record by Teebank and 168,066 shares held of record by Jaytee. With respect to Teebank and Jaytee, Steven E. Trager is trustee of two trusts that are co-general partners and limited partners of each of these limited partnerships. Steven E. Trager shares voting authority over shares held by both Teebank and Jaytee as a member of each partnership’s voting committee. Trusts for the benefit of, among others, Steven E. Trager’s two children are limited partners of both Teebank and Jaytee. Also includes 1,215 shares held by Steven E. Trager in Republic’s 401(k) plan.
(3)	Includes 7,165,276 shares held of record by Teebank and 750,067 shares held of record by Jaytee. With respect to Teebank and Jaytee, Trager Trust of 2012, of which Steven E. Trager is trustee, is a co-general partner and a limited partner of each of those limited partnerships.
(4)	Includes 1,753,796 shares held of record by Teebank and 168,066 shares held of record by Jaytee. With respect to Teebank and Jaytee, Trager Trust of 2012, of which Steven E. Trager is trustee, is a co-general and a limited partner of each of those limited partnerships.
(5)	Includes 7,165,276 shares held of record by Teebank and 750,067 shares held of record by Jaytee. A. Scott Trager is a limited partner of both Teebank and Jaytee. A. Scott Trager shares voting authority over shares held by both Teebank and Jaytee as a member of each partnership’s voting committee. Includes 60,420 shares held of record by a family trust of which A. Scott Trager is a co-trustee and a beneficiary. Also includes 46,043 shares held by A. Scott Trager in Republic’s 401(k) Plan.
(6)	Includes 1,753,796 shares held of record by Teebank and 168,066 shares held of record by Jaytee. A. Scott Trager is a limited partner of both Teebank and Jaytee. A. Scott Trager shares voting authority over shares held by both Teebank and Jaytee as a member of each partnership’s voting committee. Includes 2,054 shares held of record by a family trust of which A. Scott Trager is a co-trustee and a beneficiary.
(7)	Includes 7,165,276 shares held of record by Teebank and 750,067 shares held of record by Jaytee. Sheldon G. Gilman, as trustee of trusts, is a limited partner of both Teebank and Jaytee. Sheldon G. Gilman shares voting authority over shares held by both Teebank and Jaytee as a member of each partnership’s voting committee. Also includes 39,307 shares held by Sheldon G. Gilman’s spouse.
(8)	Includes 1,753,796 shares held of record by Teebank and 168,066 shares held of record by Jaytee. Sheldon G. Gilman, as trustee of trusts, is a limited partner of both Teebank and Jaytee. Sheldon G. Gilman shares voting authority of both Teebank and Jaytee as a member of each partnership’s voting committee.
(9)	Teebank and Jaytee are limited partnerships, the limited partners of which include A. Scott Trager, Andrew Trager-Kusman, and trusts for which each of Steven E. Trager and Sheldon G. Gilman serve as trustees. Steven E. Trager is trustee of two trusts that are co-general partners and limited partners of each partnership. Teebank and Jaytee each have voting committees comprised of Steven E. Trager, A. Scott Trager, and Sheldon G. Gilman. These committees direct the voting of the shares held by Teebank and Jaytee. Teebank has a total of 2,201,017 units outstanding, and Jaytee has a total of 2 million units outstanding. The following table provides information about the units of Teebank and Jaytee beneficially owned by Directors, Director Nominees, Executive Officers, and 5% shareholders of Republic:

	Number of		Percent of Jaytee	Number of		Percent of Teebank
Name	Jaytee Units		Units Outstanding	Teebank Units		Units Outstanding
Trager Trust of 2012	32,284	(a)	1.6%	200,442	(c)	9.1%
Steven E. Trager	1,728,525	(b)	86.4%	1,776,724	(d)	80.7%
A. Scott Trager	5,293		* %	5,293		* %
Andrew Trager-Kusman	28,978		1.4%	80,666	(e)	3.7%
Sheldon G. Gilman, Trustee	44,050		2.2%	156,608		7.1%

*	Represents less than 1% of total
(a)	Includes 20,000 general partner units and 12,284 limited partner units held by the Trager Trust of 2012, of which Steven E. Trager is trustee.

(b)	Includes 20,000 general partner units and 268,130 limited partner units held in a revocable trust and 20,000 general partner units and 12,284 limited partner units held by the Trager Trust of 2012, both of which Steven E. Trager is trustee. Also includes 1,408,111 limited partner units held in trusts for family members, of which Steven E. Trager is trustee.
(c)	Includes 20,000 general partner units and 180,442 limited partner units held by the Trager Trust of 2012, of which Steven E. Trager is trustee.
(d)	Includes 20,001 general partner units and 36,905 limited partner units held in a revocable trust and 20,000 general partner units and 180,442 limited partner units held by the Trager Trust of 2012, both of which Steven E. Trager is trustee. Also includes 1,403,012 limited partner units held in trusts for family members, of which Steven E. Trager is trustee. Also includes 116,364 limited partner units held in an irrevocable trust of which Steven E. Trager’s spouse is co-trustee.
(e)	Includes 54,545 limited partner units held in an irrevocable trust for Andrew Trager-Kusman’s mother of which Andrew Trager-Kusman is co-trustee.
(10)	Does not include 9,354 shares issuable beyond 60 days of February 24, 2022 to Ronald F. Barnes upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.
(11)	Does not include 350 shares issuable beyond 60 days of February 24, 2022 to Laura M. Douglas upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.
(12)	Does not include 1,198 shares issuable beyond 60 days of February 24, 2022 to David P. Feaster upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.
(13)	Does not include 15,306 shares issuable beyond 60 days of February 24, 2022 to Craig A. Greenberg upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.
(14)	Does not include 5,038 shares issuable beyond 60 days of February 24, 2022 to Heather V. Howell upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.
(15)	Does not include 2,614 shares issuable beyond 60 days of February 24, 2022 to Ernest W. Marshall, Jr. upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.
(16)	Includes 15,510 shares held jointly by W. Patrick Mulloy, II with his spouse. Does not include 5,176 shares issuable beyond 60 days of February 24, 2022 to W. Patrick Mulloy, II upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.
(17)	Does not include 1,198 shares issuable beyond 60 days of February 24, 2022 to George Nichols, III upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.
(18)	Does not include 318 shares issuable beyond 60 days of February 24, 2022 to W. Kenneth Oyler, III upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.
(19)	Includes 2,045 shares held jointly by Michael T. Rust with his spouse. Michael T. Rust shares investment and voting power over these shares. Does not include 14,944 shares issuable beyond 60 days of February 24, 2022 to Michael T. Rust upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.

(20)	Does not include 8,728 shares issuable beyond 60 days of February 24, 2022 to Susan Stout Tamme upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.
(21)	Andrew Trager-Kusman owns Jaytee and Teebank units, both individually and through various trusts, as disclosed in Footnote 9.
(22)	Includes 3,000 shares held jointly by Mark A. Vogt with his spouse. Also includes 10,000 shares held in a Delaware Trust. Does not include 5,824 shares issuable beyond 60 days of February 24, 2022 to Mark A. Vogt upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.
(23)	Includes 4,749 shares held by Juan M. Montano in Republic’s 401(k) Plan. Also includes voting rights for 3,000 restricted shares that vest 50% in March 2023 and 50% in March 2024. Does not include 2,327 shares issuable beyond 60 days of February 24, 2022 to Juan M. Montano upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.
(24)	Includes voting rights for 3,000 restricted shares that vest 50% in March 2023 and 50% in March 2024. Also includes 1,333 restricted shares that vest in December 2023 and 667 restricted shares that vest in December 2024. Does not include 2,133 shares issuable beyond 60 days of February 24, 2022 to William R. Nelson upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.
(25)	Includes 343 shares held by Logan M. Pichel in Republic’s 401(k) Plan. Also includes 8,272 restricted shares that vest in December 2023 and 6,506 restricted shares that vest in December 2024. Does not include 1,332 shares issuable beyond 60 days of February 24, 2022 to Logan M. Pichel upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.

(26)	Includes 3,954 shares held by Kevin D. Sipes in Republic’s 401(k) Plan. Also includes voting rights for 3,000 restricted shares that vest 50% in March 2023 and 50% in March 2024. Also includes 1,333 restricted shares that vest in December 2023 and 667 restricted shares that vest in December 2024. Does not include 2,331 shares issuable beyond 60 days of February 24, 2022 to Kevin D. Sipes upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.
(27)	Includes the shares as described above held by the Directors, Director Nominees, and NEOs, along with an additional 116,958 shares held by other Executive Officers.

PROPOSAL ONE: ELECTION OF DIRECTORS

Republic’s Board of Directors is comprised of one class of Directors that is elected annually. Each Director serves a term of one (1) year until the next annual meeting and until his or her successor is duly elected or qualified. All of Republic’s current Directors were elected to a one (1) year term at the most recent Annual Meeting held on April 22, 2021, except for Logan M. Pichel who, at the September 15, 2021 Company Board meeting, was appointed as a Director to serve a term until the next annual meeting of shareholders on April 21, 2022.

Number of Directors

Republic’s Bylaws currently provide for not less than five (5) nor more than eighteen (18) Directors. At the September 15, 2021 Company Board meeting, the number of Board Directors was increased from fifteen (15) to sixteen (16) when Mr. Pichel was appointed as a Director. The Board of Directors has maintained the number of Directors to be elected at the 2022 Annual Meeting at sixteen (16).

Mandatory Retirement Age

The mandatory retirement age for a Director is seventy-two (72), determined as of December 31 of the year preceding the election. Accordingly, Laura M. Douglas and Ronald F. Barnes will retire from the Company Board at this annual meeting.

2022 Director Nominees

The Nominating Committee and the Board of Directors have nominated the following Director Nominees for election:

●	Steven E. Trager,
●	A. Scott Trager,
●	Andrew Trager-Kusman,
●	David P. Feaster,
●	Jennifer N. Green,
●	Craig A. Greenberg,
●	Heather V. Howell,
●	Timothy S. Huval,
●	Ernest W. Marshall, Jr.,
●	W. Patrick Mulloy, II,
●	George Nichols, III,
●	W. Kenneth Oyler, III,
●	Logan M. Pichel,
●	Michael T. Rust,
●	Susan Stout Tamme, and
●	Mark A. Vogt.

Ms. Green and Mr. Huval are new Director Nominees. All other Director Nominees are current members of the Board of Directors of the Company and the Bank. The 2022 Director Nominees would serve a one (1) year term until the Company’s 2023 annual meeting.

2022 Independent Director Nominees

Non-employee Director Nominees Jennifer N. Green, Craig A. Greenberg, Heather V. Howell, Timothy S. Huval, Ernest W. Marshall, Jr., W. Patrick Mulloy, II, George Nichols, III, W. Kenneth Oyler, III, Michael T. Rust, Susan Stout Tamme, and Mark A. Vogt would collectively comprise a majority of the Board of Directors, and the Board has determined that each is an “independent director” as defined in Rule 5605(a)(2) of the NASDAQ listing standards (“Independent Directors”). Laura M. Douglas and Ronald M. Barnes have also each been an “independent director” during their service to the Company. Director Nominee David P. Feaster, while a non-employee Director Nominee, retired from the Bank in 2019 and currently provides consulting services. Accordingly, Mr. Feaster is not identified as an “independent director.” While the Company is a “controlled company” as defined under the NASDAQ rules and thus is entitled to an exemption from the majority independence rule, the Company has not elected this exemption for its 2022 election of Directors but reserves the right to claim this exemption in the future.

Director Nominee Availability

Neither the Nominating Committee nor the Board of Directors has reason to believe that any nominee for Director will not be available for election or to serve following election. However, if any of the Nominees should become unavailable for election, and unless authority is withheld, the holders of the proxies solicited hereby will vote for such other individual(s) as the Nominating Committee or the Board of Directors may recommend.

Director Nominees’ Names and Principal Occupations for the Past Five Years

The following table details the indicated information for each Director Nominee, including service as a Director of the Company or its predecessors:

Director Nominees:		Director
Name and Principal Occupation for Past Five Years	Age	Since

Steven E. Trager has served as Executive Chair & CEO of Republic and Executive Chair of Republic Bank & Trust Company since October 1, 2021. Prior to that date, he served as Chairman & CEO of both Republic and Republic Bank & Trust Company since 2012. He previously served as President and CEO of Republic since 1998. Mr. Trager began his career with the Bank in 1988 as General Counsel.	61	1988

Mr. Trager received his undergraduate degree in finance at the University of Texas at Austin. He received his Juris Doctor degree from the University of Louisville Brandeis School of Law and engaged in the practice of law with the firm of Wyatt, Tarrant & Combs. He has more than thirty years banking experience. In 1994, he provided the leadership resulting in the complex merger and reorganization of the Republic group of multiple banks into a consolidated and more efficient banking structure. He provided the leadership for the Company’s initial public offering. He has direct experience not only in banking, but also in finance, operations, and retail management. He also has leadership and directorate experience in multiple community service organizations. Mr. Trager is past chairman for the Kentucky Bankers Association, the University of Louisville Board of Overseers, the 2016 Fund for the Arts Campaign, and Leadership Kentucky, and is a former board member of the Federal Reserve Bank of St. Louis’ Louisville Branch and the Louisville Regional Airport Authority. Mr. Trager currently serves on the Bellarmine University Board of Trustees. Mr. Trager’s past recognition includes the Louisvillian of the Year in 2017, the Lincoln Foundation’s 2018 Spirit of Excellence Award, the Juvenile Diabetes Research Foundation’s Man of the Year in 2003, and recipient of the 2003 Ernst & Young Entrepreneur of the Year Award for the Southern Ohio and Kentucky region. Based on Mr. Trager's experience as a Bank Board Director, his direct banking experience, his proven leadership skills, his education and legal background, his extensive community involvement, his vested interest in the long-term success of Republic as a material equity owner, and his specific experience, qualifications, and attributes herein disclosed, the Board has determined that he should continue to serve as a Director.

A. Scott Trager has served as President of Republic since 2012 and was appointed Vice Chairman of Republic in March 2017. He previously served as Vice Chairman of Republic from 1994 to 2012. He has served as Vice Chair of the Bank since 2017.	69	1990

Mr. Trager holds a degree in Business Administration from the University of Tennessee and has spent his entire working career in various finance and banking capacities. He has extensive leadership experience in marketing, operations, and retail branch management. He has extensive community board experience and broad-based community connections in the metropolitan Louisville area. Based on Mr. Trager's experience as a Bank Board Director, his direct banking experience, his proven leadership skills, his educational background, his extensive community involvement and his specific experience, qualifications, and attributes herein disclosed, the Board has determined that he should continue to serve as a Director.

Director Nominees: Name and Principal Occupation for Past Five Years (continued)	Age	Director Since

Andrew Trager-Kusman serves as Senior Vice President, Chief Strategy Officer of the Bank since 2021, and served as Vice President, Managing Director of Corporate Strategies of the Bank from 2016 to 2021, primarily overseeing strategic initiatives, a new profitability model, and reviewing potential acquisition opportunities. He has served as a Director of Republic from 2019 to present and a Director of the Bank since 2020.	35	2019

Mr. Trager-Kusman received his undergraduate degree in Finance from Indiana University. From 2012 to 2015, Mr. Trager-Kusman served as Portfolio Analyst with EJF Capital LLC, an alternative asset manager primarily focused on United States and global financial institutions. In his role at EJF Capital LLC, Mr. Trager-Kusman focused on TARP investments and small bank private equity funds, recapitalizations of struggling institutions, and placement of capital for growth in well-performing banks. He routinely spoke with company management and boards regarding regulatory issues and long-term strategies. Previously, he worked in the U.S. House of Representatives. Mr. Trager-Kusman serves as a trustee for Spalding University, on the JTomorrow Louisville Board, and was part of the Leadership Louisville Bingham Fellows class of 2019. Based on Mr. Trager-Kusman’s experience with the Bank and other entities, experience as a Bank Board Director, his leadership ability, and his specific experience, qualifications, and attributes herein disclosed, the Board has determined that he should continue to serve as a Director.

David P. Feaster is retired and was previously employed by the Bank serving as its Florida Market President from 2016 to 2019. Prior to that, Mr. Feaster was the CEO, President and Director of Cornerstone Community Bank beginning in January 2009 until Cornerstone merged with Republic Bank. Since 2019, Mr. Feaster has served as a consultant to the Bank. He has served as a Director of the Bank since 2019 and a Director of Republic since 2020.	68	2020

Mr. Feaster has 43 years of banking experience and was a founder, CEO, and President of Signature Bank in St. Petersburg, Florida which was purchased and eventually merged into Whitney National Bank. Mr. Feaster became Area President of Whitney National Bank after the merger. Prior to his association with Signature Bank, Mr. Feaster was an Executive at several banks in Florida including Sun Bank, Bank of America, and C&S, and he helped open Northern Trust Bank in the Tampa Bay area serving in a Regional Executive capacity. He has been very active in civic affairs. He serves on the board of the Florida Bankers Association, was Chair of the St. Petersburg Area Chamber of Commerce, Chair of All Children’s Hospital Board, and a member of the St. Petersburg College Banking School Board. Mr. Feaster graduated with honors from the University of Florida with a degree in Business Administration. Based on Mr. Feaster’s experience as a Bank Board Director, his extensive banking experience, his significant community involvement and his specific experience, qualifications, and attributes herein disclosed, the Board has determined that he should continue to serve as a Director.

Director Nominees: Name and Principal Occupation for Past Five Years (continued)	Age	Director Since

Jennifer N. Green currently is Vice President, Global Mergers & Acquisitions for YUM! Brands, a global restaurant company that owns and operates the KFC, Pizza Hut, Taco Bell, and The Habit Burger Grill brands. Before assuming her present role at YUM! Brands, Ms. Green served as YUM! Brands’ Director of Transformation & Chief of Staff from 2020 to 2021 and Director, Corporate Counsel from 2016 to 2020.	37	N/A

Ms. Green received a Bachelor of Arts in Government & French Language Citation from Harvard University.  She then obtained her Juris Doctor degree from Columbia Law School, where she was a Harlan Fiske Stone Scholar and served as an Articles Editor of the Columbia Law Review. She engaged in the practice of law at Davis Polk & Wardwell LLP from 2012 to 2014, where her practice areas included Capital Markets, Mergers & Acquisitions, and Derivatives and Structured Products.  From 2014 to 2016, Ms. Green served as the Vice President and Counsel, Corporate Secretary Americas for Credit Suisse.  Ms. Green is a member of the City of Louisville’s Civilian Review & Accountability Board, having served as the board's inaugural Chair, a member of the Greater Louisville Inc. Business Council to End Racism, and previously served as a board member for Stage One Family Theatre and Maryhurst. She is a 2017 graduate of Ignite Louisville, a 2019 Leadership Council on Legal Diversity fellow, and a 2021 On Deck fellow, as well as a member of the New York Bar Association, the Kentucky Bar Association, and the Charles W. Anderson, Jr. Chapter of the National Bar Association. Based on Ms. Green’s managerial and business background, her educational and legal background, and her specific experience, qualifications, and attributes herein disclosed, the Board has determined that she should be nominated to serve as a Director.

Craig A. Greenberg is currently Managing Member of the Greenberg Group, a consulting and investment firm. Until July 2020, he served as President & CEO of 21c Museum Hotels. Mr. Greenberg served in various roles with 21c since its founding in 2007. Mr. Greenberg also served as Counsel with the general legal services law firm of Frost Brown Todd LLC in Louisville, Kentucky until 2017. He has served as a Director of the Bank from 2006 to 2008 and from 2020 until present and has served as a Director of Republic from 2008 to present.	48	2008

Mr. Greenberg is a graduate of the University of Michigan, where he served as Student Government President. He is a Harvard Law School cum laude graduate. He has extensive experience in securing and deploying federal, state, and local tax credits and other incentives in connection with the development of urban revitalization projects across the country. He has direct experience in commercial finance, capital raising, transaction structuring, and the leadership of multi-million-dollar developments. He is active in local civic and charitable organizations. Based on Mr. Greenberg’s experience as a Bank Board Director, his commercial finance and development knowledge, his educational background, including legal knowledge and skills, his extensive community involvement and his specific experience, qualifications, and attributes herein disclosed, the Board has determined that he should continue to serve as a Director.

Director Nominees: Name and Principal Occupation for Past Five Years (continued)	Age	Director Since

Heather V. Howell has been employed by Brown-Forman Corporation since May 2015 and is currently the Director of Global Innovation and Trademark Development for the Jack Daniel’s Family of Brands. She was Chief Tea Officer of Rooibee Red Tea from June 2010 to May 2015. She has served as a Director of the Bank since 2015 and a Director of Republic since 2020.	48	2020

Ms. Howell is a graduate of Eastern Kentucky University and received her Executive MBA from Bellarmine University. Ms. Howell previously served as CEO for Rooibee Red Tea. In 2014, Ms. Howell helped launch Rooibee Roo, a line of ready-to-drink tea with less calories and sugar for children, which was the first brand extension for Rooibee Red Tea. She has been recognized numerous times on a local, regional, and national scale including the 2013 Ernst & Young E.D.G.E. award as an emerging entrepreneur. In addition, Business First of Louisville honored Ms. Howell with the 2014 Enterprising Woman to Watch award and named her a finalist in 2013 for the Business Leader of the Year award. In addition, Ms. Howell serves on the Greater Louisville Project Board of Directors. Based on Ms. Howell’s experience as a Bank Board Director, her education, her business and entrepreneurial experience, and her specific experience, qualifications, and attributes herein disclosed, the Board has determined that she should continue to serve as a Director.

Timothy S. Huval currently is the Chief Administrative Officer for Humana and also served as Chief Human Resources Officer for Humana Inc. since 2013.	55	N/A

Mr. Huval received an Associate’s Degree from Salt Lake City Community College and a Bachelor of Arts from Weber State University majoring in Marketing. He obtained a Master’s in Public Administration from Brigham Young University and was awarded an Honorary Doctor of Humane Letters from Salt Lake City Community College.  From 1997 to 2002, Mr. Huval served in various roles at Gateway Computers, including Training and Development Manager, Global Operations; Sr. Manager, Human Resources; General Manager, Factory & Call Center; and Director, Human Resources, Global Operations & Consumer.  From 2002 to 2013, Mr. Huval held a number of positions at Bank of America, including Human Resources Executive, Global Treasury Services/Technology Division; Senior Human Resources Executive, Global Wealth & Investment Management; Chief Information Officer, Global Wealth & Investment Management; Head of Operations, Credit Card Services; Head of Operations, Mortgage Business; and Senior Vice President, Consumer Service & Operations.  Mr. Huval currently serves on the advisory board for MyCareGorithm, LLC and was a member of the Seacoast Banking Corporation board of directors from 2016 to 2019.  Based on Mr. Huval’s managerial and banking background, his business and educational background, and his specific experience, qualifications, and attributes herein disclosed, the Board has determined that he should serve as a Director.

Director Nominees: Name and Principal Occupation for Past Five Years (continued)	Age	Director Since

Ernest W. Marshall, Jr. has been employed as an Executive Vice President and Chief Human Resources Officer at Eaton Corporation located in Cleveland, Ohio since July 2018. He was Vice President of Human Resources of GE Aviation at the General Electric Company (“GE”) from August 2013 to April 2018. Mr. Marshall has served as a Director of the Bank since 2017 and a Director of Republic since 2020.	53	2020

Mr. Marshall earned a Bachelor’s degree with a dual major in Accounting and Business Administration from Bellarmine University in Louisville, Kentucky. During his tenure at Bellarmine, he spent two semesters abroad at New College in Oxford, England. He also earned his MBA/J.D. from Indiana University – Bloomington. Prior to his current position at Eaton Corporation, he was employed by GE and its affiliates and divisions in various capacities. Mr. Marshall has been active in Louisville and surrounding communities. He serves on the boards of directors of Bellarmine University, Kindway, and the Rock and Roll Hall of Fame. He was selected by Savoy Magazine as one of 2020’s Most Influential Black Executives in Corporate America, Black MBA magazine in its ’50 under 50’ feature and by Network Journal in its ‘Top 40 under 40’ feature. Based on Mr. Marshall’s experience as a Bank Board Director, his business experience and accomplishments, his extensive civic and community involvement and his specific experience, qualifications, and attributes herein disclosed, the Board has determined that he should continue to serve as a Director.

W. Patrick Mulloy, II has been Of Counsel with the law firm of Wyatt, Tarrant & Combs since 2018. From 2006 to 2018, he served as Chairman and CEO of Elmcroft Senior Living, a national provider of senior housing services, headquartered in Louisville, Kentucky. He has served as a Director of the Bank since 2012 and a Director of Republic since 2020.	68	2020

Mr. Mulloy graduated summa cum laude from Vanderbilt University with a Bachelor of Arts degree and an interdisciplinary major in history, economics, and philosophy. He received his Juris Doctor degree from the Vanderbilt University School of Law and engaged in the practice of law in a Louisville based law firm from 1978 to 1992 and again in 1994 to 1996 in the regional law firm of Greenebaum, Doll & McDonald. From 1992 to 1994, he served as the Secretary of Finance to the Governor of Kentucky. Prior to his position as CEO of Elmcroft Senior Living, Mr. Mulloy also served as President and CEO of two other senior housing companies, LifeTrust America, Inc, based in Nashville, Tennessee and Atria, Inc. in Louisville, Kentucky. Mr. Mulloy is an investor and director of Assembly Healthcare, an ancillary service provider to the senior care industry. Mr. Mulloy also serves on the Advisory Board of Apploi, Inc. Mr. Mulloy also serves as a member of the Board of Trustees of Bellarmine University, a member of the Board of Advisors of Vanderbilt University School of Law, and is the Vice Chair of University of Louisville Health, Inc. Based on Mr. Mulloy’s experience as a Bank Board Director, his managerial and business background, his educational and legal background, and his specific experience, qualifications, and attributes herein disclosed, the Board has determined that he should continue to serve as a Director.

Director Nominees: Name and Principal Occupation for Past Five Years (continued)	Age	Director Since

George Nichols III has been the President and Chief Executive Officer of The American College of Financial Services since November 2018. From 2001 to 2018, he served in various roles with New York Life Insurance Company including his last role as Executive Vice President, Office of Governmental Affairs and Executive Leadership Program, and was the Commissioner of the Kentucky Department of Insurance from 1996 to 2000. He began serving as a Director of the Bank in 2020 and a Director of Republic in 2021.	61	2021

Mr. Nichols received a Bachelor of Arts in Sociology and Economics from Western Kentucky University and a Master of Arts in Labor Studies from the University of Louisville. While with New York Life he served in the roles of Senior Vice President for Government Affairs, AARP Operations, and Assistant to the CEO & Chairman. Prior to his service as Kentucky Insurance Commissioner, he was the Executive Director of the Kentucky Health Policy Board and from 1992 to 1995 worked for Southeastern Group (Blue Cross/Blue Shield of Kentucky) in Marketing and Product Development. Mr. Nichols serves on the Boards of The American College of Financial Services and its Foundation Board, Western Kentucky University, City Year (a national service program uniting young adults for a year of community service), and the U.S. Chamber of Commerce, and is a member of the National Association of Corporate Directors. He previously served as the President of the National Association of Insurance Commissioners and was recognized as one of the Top 100 Most Influential Blacks in Corporate America by Savoy Magazine in 2012 and 2018. In 2021, Mr. Nichols was named one of Savoy magazine’s top Black Corporate Directors in America; one of Forbes Magazine’s 50 Cultural Champions; recipient of the Business Insurance Magazine and Atlanta Life Insurance Company Alonzo Herndon award winner for leadership; and was named Chairman of the Board for City Year. Beginning in 2022, Mr. Nichols is a director of the Reinsurance Group of America (RGA). Based on Mr. Nichols’ experience in the financial services sector, his experience as a Bank Board Director, his managerial, business and governmental background, his educational and professional background and his specific experience, qualifications, and attributes herein disclosed, the Board has determined that he should continue to serve as a Director.

W. Kenneth Oyler, III currently serves as CEO of OPM Services, Inc., a financial-services and investment firm he founded in 1992. Previously, he was Managing Partner of OPM from 1992 to 2015 and President and CEO of Greater Louisville, Inc. (“GLI”), the Louisville, Kentucky Metro Chamber of Commerce from 2014 to 2020. He serves as Director for Alliance Cost Containment, LLC and Simpak International, LLC. He has served as a Director of the Bank since 2008 and a Director of Republic since 2020.	63	2020

Mr. Oyler received a Bachelor of Science in Commerce (Marketing) and a Master of Business Administration (MBA) from the University of Louisville. Prior to his position at GLI, he served as CEO of OPM Services, Inc. He also served as the Cash Management Officer of Citizens Fidelity (now PNC) Bank and as Treasurer, VP of Finance and CFO of Henry Vogt Machine Co. Mr. Oyler has founded or co-founded twenty businesses in various industries including financial services, real estate, internet access, manufacturing, railway, equipment leasing, and consumer research. In 1997, Mr. Oyler co-founded broadband internet provider, High Speed Access Corp., which he took public in 1999. In 2016, he was inducted into the Kentucky Entrepreneur Hall of Fame. Mr. Oyler has extensive experience in leadership roles and directorships, including sixteen chairmanships, with dozens of civic and community organizations, including Leadership Louisville, Metro YMCA, University of Louisville, Metro United Way, Kentuckiana Works, the Metro Police Foundation, and Downtown Development Corp. Based on Mr. Oyler’s experience as a Bank Board Director, his education, his entrepreneurial and business background, his significant civic and community involvement, and his specific experience, qualifications, and attributes herein disclosed, the Board has determined that he should continue to serve as a Director.

Director Nominees: Name and Principal Occupation for Past Five Years (continued)	Age	Director Since

Logan M. Pichel serves as President and CEO of Republic Bank and Trust Company, having begun his career with the Bank in 2020 when he began serving as its President. Mr. Pichel has served as a Director of the Bank and Republic since September 2021.	57	2021

Mr. Pichel received his undergraduate degree in finance from Ohio Northern University and his MBA from the University of Michigan. He has more than thirty years of banking and financial services experience. From 2005 until he began employment with the Bank, he served in various positions with Regions Bank, initially as National Production Manager with Regions Mortgage until 2010. From 2010 to 2018, Mr. Pichel served as Region Bank’s Head of Consumer Lending, inclusive of mortgage, home equity, auto and personal loans as well as fintech and small dollar lending; and from 2018 to 2019, its Head of Enterprise Operations, inclusive of bank operations, loan fulfillment and servicing, collections, and contact centers. From 2019 until joining the Bank, Mr. Pichel served as Regions Bank’s Executive Vice President and Head of Corporate Development – Financial Planning and Analysis and Mergers and Acquisitions where he was responsible for company budgeting, forecasting, capital allocation, business and product profitability analytics and reporting and bank and non-bank mergers and acquisitions. From 2018 until his departure, Mr. Pichel also led Regions Bank’s Simplify and Grow initiative, which focused on making banking easier for customers, improving efficiencies of internal processes and accelerating revenue growth. Based on Mr. Pichel's banking experience, his proven leadership skills, his education and background, and his specific experience, qualifications, and attributes herein disclosed, the Board has determined that he should continue to serve as a Director.

Michael T. Rust has served as President of Kentucky Hospital Association (“KHA”), located in Louisville, Kentucky, since 1996. He has served as a Director of the Bank from 2001 to 2007 and 2020 to present and has served as a Director of Republic from 2007 to present.	70	2007

Mr. Rust graduated from Glenville State College in West Virginia where he received his undergraduate degree in Business Administration. He received a Master’s degree in Public Health from the University of Tennessee. He serves as a Community Based Faculty Member at the University of Kentucky. In his role as President of the KHA, he has extensive management and regulatory experience. He also has extensive advocacy experience in Washington, D.C. and Frankfort, Kentucky. He is a proven recruiter and organizer and has significant community involvement experience. He has leadership and directorate experience in multiple community service organizations. As a member of the Audit Committee, he can read and understand basic financial statements, such as a balance sheet, income statement, and cash flow statement. Based on Mr. Rust's experience as a Bank Board Director, his managerial and regulatory compliance background, his business and educational background, his extensive community involvement, including governmental affairs and his specific experience, qualifications, and attributes herein disclosed, the Board has determined that he should continue to serve as a Director.

Director Nominees: Name and Principal Occupation for Past Five Years (continued)	Age	Director Since

Susan Stout Tamme was employed by Baptist Healthcare System, Inc. and is retired as of April 2014. In July of 2013, she was appointed as President of Baptist Health Collaborations. She was formerly in the position of President of the Louisville Market from 2011 to 2013, and she was President and CEO of Baptist Hospital East from 1995 to 2011 and Vice President of Baptist Healthcare System, Inc. She has served as a Director of the Bank from 1999 to 2003 and 2020 to present and has served as a Director of Republic from 2003 to present.	70	2003

Ms. Tamme received an Associate degree in nursing from Eastern Kentucky University, a Bachelor of Science degree in nursing from the University of Louisville, and a Master of Science degree in Health Systems Administration, also from the University of Louisville. She has extensive experience in administration, specifically in broad-based multi-hospital systems and is proficient in working with department heads, clinical staff, and governing regulatory bodies. She has leadership and directorate experience in multiple community service organizations and has received multiple community service awards for excellence and achievement. Based on Ms. Tamme’s experience as a Bank Board Director, her managerial and administrative background, regulatory compliance experience, her extensive community involvement, and her specific experience, qualifications, and attributes herein disclosed, the Board has determined that she should continue to serve as a Director.

Mark A. Vogt is an accomplished and insightful leader with over 30 years of experience. He has served as the CEO of Galen College of Nursing since 2004, leading one of the largest nursing colleges in the country with campuses and programs in Louisville, Kentucky; Hazard, Kentucky; Cincinnati, Ohio; San Antonio, Texas; Tampa, Florida; and online. He has served as a Director of the Bank from 2012 to 2016 and 2020 to present and has served as a Director of Republic since 2016.	53	2016

Prior to joining Galen, Mr. Vogt was Chief Operating Officer of a private equity investment group specializing in the education sector. He served as Senior Vice President and Chief Financial Officer of Republic from 1995 to 2000. As CFO, he provided leadership in accounting, finance, treasury, and various operational functions. During his tenure, he was significantly involved in the Company's initial public offering and the sale and acquisition of several business units. Previously, he was employed for five years by the public accounting firm of Deloitte where he provided accounting and consulting services to a wide array of financial service clients. In addition, he has leadership and directorate experience in several national, civic, and community organizations. Mr. Vogt meets NASDAQ’s financial knowledge and sophistication requirements and qualifies as an “audit committee financial expert” under SEC rules. Based on Mr. Vogt's experience as a Bank Board Director, his managerial and accounting background, his education and certification as a Certified Public Accountant, his business background, and his specific experience, qualifications, and attributes herein disclosed, the Board has determined that he should continue to serve as a Director.

Steven E. Trager and A. Scott Trager are cousins. Steven E. Trager is Andrew Trager-Kusman’s uncle.

The following Director Nominees currently hold or have in the past five (5) years held directorships in any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, as amended: Timothy S. Huval was a director for the NASDAQ-listed Seacoast Banking Corporation of Florida from 2016 to 2019; W. Patrick Mulloy, II has been a director for the NASDAQ-listed Sharps Compliance Corp. since January 1, 2022; and George Nichols III has been a director for the NYSE-listed Reinsurance Group of America, Inc. since January 1, 2022.

The Board of Directors recommends that shareholders vote “FOR” all of the proposed Board of Director Nominees named in this proxy statement.

The Board of Directors and its Committees

Directors’ Responsibilities

Each Director is expected to devote sufficient time, energy, and attention to ensure diligent performance of his or her duties and to attend all meetings of the shareholders, the Board, and the Board committees to which they are appointed. The Board of Directors held six (6) regularly scheduled board meetings in 2021. Each of the incumbent Directors attended at least 75% of the total number of meetings of the Board of Directors and the meetings held by committees on which such Directors served during their respective terms of service in 2021. Also, some selected Company Directors were paid a committee fee for attending certain Bank committee meetings. Directors who are also employees of the Company or the Bank are not paid for attending Board or committee meetings.

All Company Directors and Director Nominees are expected to attend the 2022 Annual Meeting. Fourteen of the fifteen Directors attended the 2021 Annual Meeting.

Chair of the Board of Directors

Until October 1, 2021, the Chair and CEO positions for the Company and Bank had been combined. That combination has had no negative effect on the operation and direction of the Company given Steven E. Trager’s extensive experience in banking and leadership with the Company and Bank. Effective October 1, 2021, Logan M. Pichel was appointed as CEO and President of the Bank and also serves as Director for the Company and the Bank. Steven E. Trager remains CEO of the Company and Executive Chair of both the Company and the Bank. This current structure continues to allow the Independent Directors to concentrate on the oversight of the Company without the added burden of addressing what are normally less material day-to-day managerial concerns.

Lead Independent Director

In November 2020, the Company’s Independent Directors appointed Mark A. Vogt as the lead independent Director. The Independent Directors meet privately at least twice per year following a regularly scheduled Board meeting, may set additional independent director meetings, and have the authority to request to speak with any officer or other employee of the Company or the Bank. They also have direct access to and the authority to retain, at the Company’s expense, any outside auditors, accountants, or attorneys at their discretion.

The Board’s Risk Oversight

While the Company’s Board of Directors is ultimately responsible for risk oversight, selected committees of the Company’s Board and the Bank’s Board play an important role in assisting the Company’s Board of Directors in fulfilling its oversight responsibilities. The Company’s Board of Directors analyzes enterprise risk at its regularly scheduled Board meetings and more specifically as described below through the Company’s Audit Committee, the Company’s Compensation Committee, the Bank’s Enterprise Risk and Community Reinvestment Act Committee, and the Bank’s Loan Committee. The Company’s Board of Directors and the Bank’s Board of Directors receive regular and timely reports of these committees, as appropriate.

As stated in more detail below, the Audit Committee is responsible for oversight of the Internal Audit function and regularly reviews risks associated with credit, debt, financial, accounting, legal, operational, reputational, compliance, third-party, information technology security, and other risk matters involving the Company and the Bank.

The Company’s Compensation Committee considers risks related to succession planning and approves the Company’s Succession Plan. The Compensation Committee also considers risks related to the attraction and retention of critical employees and risks relating to the Company’s incentive compensation programs and contractual employee arrangements. In addition, the Compensation Committee reviews compensation and benefit plans affecting employees generally, in addition to those applicable to NEOs. The Board has delegated management of certain employee benefit plans to the Retirement Committee comprised of key members of management.

The Bank’s Enterprise Risk and Community Reinvestment Act Committee (“ERCRA”) oversees and monitors the Bank’s enterprise risk management practices.  ERCRA is responsible for the oversight of the Bank’s compliance management program, including its compliance management system and Community Reinvestment Act, Third-Party

Management, insurance, cybersecurity, information technology, and business continuity programs.  In addition, ERCRA assists the Bank’s Board of Directors with monitoring the Bank’s information technology and security plans, policies, and major expenditures, in addition to compliance with information security and technology risk management requirements.

With respect to credit risk, loans are approved by Bank management and its Senior and Executive Loan Committees based on delegation set out in the Bank’s Board approved Loan Policy.  The Bank’s Board of Directors approves loans over thresholds set out in the Bank’s Loan Policy.  Interest rate risk management is delegated to the Interest Rate Risk and Asset-Liability Committees with reporting to the Board.  Legal lending limits are reviewed by the Audit Committees on a quarterly basis.  The Bank Board’s Loan Committee monitors its loan portfolio by reviewing matters such as portfolio growth and production, interest rate averages, and underwriting exceptions.  The Board Loan Committee also reviews classified assets and the allowance for credit losses calculation.

Committees of the Company’s Board of Directors

The Company’s Board has three (3) standing committees to facilitate and assist the Board in the execution of its responsibilities. The Board committees consist of the Audit Committee, the Compensation Committee, and the Nominating Committee. In accordance with NASDAQ listing standards, the Board determines that each of the Board committee members meets the definition of “independent director” and satisfies the NASDAQ listing standards for service on the Board committees on which each serve. In making these determinations, the Board considers all relevant factors.

Charters for each Board committee, as well as the Code of Conduct and Ethics Policy, are available on the Company’s website at www.republicbank.com. The information contained on Republic’s website is not incorporated by reference in, or considered to be a part of, this proxy statement.

The table below details current membership for each of the standing Board committees:

Audit Committee	Compensation Committee	Nominating Committee
Ronald F. Barnes	Laura M. Douglas	Heather V. Howell
Craig A. Greenberg	Craig A. Greenberg*	Ernest W. Marshall, Jr.
Michael T. Rust	Ernest W. Marshall, Jr.	Susan Stout Tamme
Mark A. Vogt, CPA*	Susan Stout Tamme	Mark A. Vogt*
Mark A. Vogt

*	Denotes Committee Chair

Audit Committee

The Audit Committee held eight (8) meetings during 2021. The Company’s Board of Directors evaluated the credentials of and designated and appointed Mark A. Vogt, CPA, as Chair of the Audit Committee and as the “audit committee financial expert” as required by Section 407 of the Sarbanes-Oxley Act of 2002.

The Company’s Board of Directors adopted a written charter for the Audit Committee, which sets out the functions and responsibilities of the Audit Committee. As described in the charter, the Audit Committee, among other things, is directly responsible for the selection, oversight and compensation of the Company’s independent registered public accounting firm. It is also responsible for the oversight of the accounting and financial reporting processes of the Company, audits of the financial statements and pre-approval of any non-audit services of the independent registered public accounting firm. The Audit Committee is responsible for making recommendations to the Company’s Board of Directors with respect to: the review and scope of audit arrangements; the independent registered public accounting firm’s suggestions for strengthening internal accounting controls; matters of concern to the Audit Committee, the independent registered public accounting firm, or management relating to the Company’s consolidated financial statements or other results of the annual audit; the review of internal accounting procedures and controls with the Company’s financial and accounting staff; the review of the activities and recommendations of the Internal Auditor; and the review of the consolidated financial statements and other financial information published by the Company. Auditors for the Company are required to report directly to the Audit Committee. The Audit Committee is required to pre-approve all audit and permitted non-audit services provided by the Company’s independent registered public accounting firm.

The Audit Committee has recommended, and the Board of Directors has approved and adopted, a Code of Conduct and Ethics Policy that applies to all Directors, Executive Officers, and employees of the Company and the Bank. The Company intends to post on its website any amendments to, or waivers from, its Code of Conduct and Ethics Policy for the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

Compensation Committee

The Compensation Committee held nine (9) meetings during 2021. The Compensation Committee makes recommendations to the Company’s Board of Directors as to the amount and form of NEO compensation and stock incentive awards, if any. The Compensation Committee also reviews and approves the Company’s and the Bank’s Management Succession Plan on an annual basis. The Compensation Committee, in addition to other Bank committees, has reviewed the Company’s Executive Officer incentive plans and oversees the Company’s incentive compensation program in accordance with the recommendations in applicable regulatory guidance. The Compensation Committee, the Board, the Company, and management did not utilize the services of an independent compensation consultant during 2021, nor do any of them have any current arrangements with any compensation advisors or consultants. The Company’s CHAIR/CEO, Steven E. Trager, and the Bank’s CEO and President, Logan M. Pichel, (“CEO/BANK”) make recommendations to the Compensation Committee with respect to all NEO compensation. The CHAIR/CEO makes recommendations to the Compensation Committee regarding his own compensation and that of the CEO/BANK.

Nominating Committee

The Nominating Committee held two (2) meetings in 2021. In 2022, the Nominating Committee and the Company’s Board of Directors approved the Director Nominees to be considered for election at the Annual Meeting. As discussed above, all but two Director Nominees for 2022 served as Company and Bank Directors during 2021. No candidates for Director Nominees for the 2022 Annual Meeting election of Directors were submitted to the Nominating Committee or the Company’s Board of Directors for consideration by any non-management shareholder.

The Nominating Committee will consider candidates for Director Nominees at the 2023 Annual Meeting properly put forth by shareholders. Shareholders should submit such nominations, if any, to the Company’s Secretary, at 601 West Market Street, Louisville, Kentucky 40202, along with the information required in the Bylaws, no later than January 21, 2023. The Nominating Committee will consider candidates who have a strong record of community leadership in the Company’s and the Bank’s markets. Candidates should possess a strong record of achievement in both business and civic endeavors, possess strong ethics, and display leadership qualities including the ability to analyze and interpret bank financial statements and regulatory requirements, the competence to evaluate endeavors of an entrepreneurial nature and be able to attract new Company banking relationships. Board diversity is also considered, although the Company does not have a formal diversity policy. Recommendations of the “Trager Family Members” (generally defined to include Steven E. Trager and Jean S. Trager and their descendants, companies, partnerships, or trusts in which they are majority owners or beneficiaries) as well as prior service and performance as a Director will also be strongly considered. The Company does not pay a third-party to assist in identifying and evaluating Director Nominees, but the Company does not preclude the potential for utilizing such services, if needed, as may be determined at the discretion of the Nominating Committee. No candidate that was recommended by a beneficial owner of more than five percent (5%) of the Company’s voting Common Stock was rejected. The “Trager Family Members” recommended all Director Nominees submitted to the Nominating Committee and the Company’s Board of Directors. No other shareholders submitted a recommendation for a Director Nominee for 2022.

NASDAQ Board Diversity Rules and Matrix

On August 6, 2021, the SEC approved NASDAQ’s Board Diversity Rules. The new rules require NASDAQ-listed companies to have at least two diverse directors (including at least one woman and at least one member of an underrepresented community) by August 7, 2023. If a company fails to do so, it must explain why. Additionally, by August 8, 2022, NASDAQ companies must disclose on an annual basis directors’ voluntary, self-identified demographic information using a standardized board diversity matrix (“Board Diversity Matrix”), which may be disclosed in the company’s proxy statement.

The Company satisfies NASDAQ’s Board Diversity Rule requirement having at least two diverse directors.  In further compliance with the NASDAQ Board Diversity Rule, the Board Diversity Matrix below provides the self-identified demographic information for the Company’s Directors as of January 10, 2022.  Each of the categories listed in the table below has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix

Total Number of Directors			16
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	13
Part II: Demographic Background
African American or Black	1	2
Alaskan Native or Native American
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	2	11
Two or More Races or Ethnicities
LGBTQ+			0
Did Not Disclose Demographic Background			3*
*3 Directors did not disclose demographic information related to LGBTQ+.

Hedging Transactions Prohibited

The Company has an insider trading policy that, among other things, prohibits all of its employees (including Executive Officers) and Directors from engaging in hedging transactions in the Company’s shares. Hedging transactions can be accomplished through a number of ways, including through the use of financial instruments such as prepaid variable forward contracts, equity swaps, collars and exchange funds. Such transactions may permit a Director, Executive Officer, or employee to continue to own Company securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the Director, Executive Officer, or employee may no longer have the same objectives as the Company’s other shareholders. Therefore, Directors, Executive Officers, and employees are prohibited from engaging in any hedging transactions.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee, which is comprised of five independent Company Directors, is responsible for approving the compensation of the Company’s Named Executive Officers (“NEOs”) and NEO compensation policies. The Compensation Committee also recommends the appointment of the Company’s and the Bank’s other Executive Officers. The Compensation Committee’s determinations are routinely subsequently approved by the Company’s and the Bank’s Board of Directors without change. The Company does not separately compensate its NEOs, all of whom are Executive Officers of the Company’s sole banking subsidiary, the Bank, and are compensated directly by the Bank for their services.

Following is a list of the Company’s 2021 NEOs along with other pertinent information as of December 31, 2021:

Named				Immediate		Proposer of 2021
Executive		Company	Bank	Supervising	Area of	Compensation
Officer	Age	Office	Office	Executive	Management	Package (1)
Steven E. Trager (CHAIR/CEO)	61	Executive Chair and Chief Executive Officer	Executive Chair	N/A	Company and Bank	CHAIR/CEO
Logan M. Pichel (CEO/BANK)	57	N/A	President and Chief Executive Officer	CHAIR/CEO	Bank	CHAIR/CEO
Kevin D. Sipes (CFO)	50	Executive Vice President and Chief Financial Officer	Executive Vice President and Chief Financial Officer	CHAIR/CEO	Company and Bank	CHAIR/CEO
William R. Nelson (PRES/RPG)	58	N/A	President of Republic Processing Group	CHAIR/CEO	Republic Processing Group	CHAIR/CEO
Juan M. Montano (EVP/CMBO)	52	N/A	Executive Vice President and Chief Mortgage Banking Officer	CEO/BANK	Core Bank, Warehouse Lending Segment, and Mortgage Banking Operations	CEO/BANK

N/A–Not Applicable

(1)	All NEO compensation packages are subject to the discretion of the CHAIR/CEO and approval of the Compensation Committee.

Objectives of the Company’s Compensation Program. The purpose of the Company’s Compensation Program is to establish and maintain suitable financial compensation and financial rewards for job performance that principally focus on the degree to which the Company’s profit objectives, as outlined in the Company’s budget, have been met or substantially met. Other goals are assigned and attributed to certain NEOs in the primary areas of loan and deposit growth, loan loss control, risk management, regulatory control, customer service, product development, and operations.

In deciding to generally continue with the Company’s existing compensation practices, the Compensation Committee considered that holders of approximately 99% of the votes cast on an advisory basis at the Company’s 2021 Annual Meeting of Shareholders approved the compensation of the Company’s NEOs. Shareholders will have the opportunity to cast their advisory vote on executive compensation at the 2023 Annual Meeting of Shareholders. The Company’s current policy is to hold this advisory vote every two years.

Compensation Elements. The Company’s Compensation Program has four (4) principal elements: Base Salary Compensation Program, Bonus Incentive Compensation Program, Stock Incentive Program, and Non-Employee Director and Key Employee Deferred Compensation Plan. The Base Salary Compensation Program and the Company’s Bonus Incentive Compensation Program are annual programs. Stock incentives under the Stock Incentive Program may be awarded at any time during the year to some or all Company NEOs, subject to the recommendation of the CHAIR/CEO and the approval of the Compensation Committee and the Board of Directors. For a description of the Non-Employee Director and Key Employee Deferred Compensation Plan, see the accompanying description in the “Nonqualified Deferred Compensation” table herein.

In addition to the four elements listed above, some NEOs, based on their respective participation, may be included in additional bonus plans related to acquisitions or sales of lines of business, such as the Company’s Acquisition Bonus Plan and its 2021 Tax Refund Solutions (“TRS”) Transaction Bonus Program.

NEOs also participate in Company-wide employee benefit plans and typically are rewarded, as part of their base compensation, additional selected customary business-related perquisites such as, by way of example, car allowances and country club memberships.

Purpose of the Company’s Compensation Elements

Base Salary Compensation Program. The primary purpose of the Base Salary Compensation Program component of the Company’s Compensation Program is to provide base compensation for ordinary living expenses. The Company wants to provide its NEOs with a base salary that supports a reasonable lifestyle that is comparable to their high and visible standing in the community, one that supports the demands from the community given that standing and their community visibility, and one that also provides reasonable compensation for the performance of their duties and responsibilities directly associated with their NEO status.

Bonus Incentive Compensation Program. Bonus Incentive Compensation Program goals, in terms of both incentives to be paid and Gross Operating Profit (“GOP”) profit goals, are set at the beginning of the Company’s fiscal year (except for the PRES/RPG whose goals are set later in the fiscal year) by the Compensation Committee and are used to provide the NEOs and Executive Officers with incentives to improve both short-term and long-term Company performance.

Stock Incentive Program. Stock Incentive Program compensation awards are also granted from time to time to provide the NEOs and EOs with incentives to maximize the Company’s GOP, as well as to provide retention incentives.

Non-Employee Director and Key Employee Deferred Compensation Plan. Similarly, matching contributions made for NEOs and EOs pursuant to the Non-Employee Director and Key Employee Deferred Compensation Plan are designed to provide retention incentives.

Acquisition Bonus Plan and TRS Transaction Bonus Program. Acquisition Bonus Plan awards are granted to incentivize NEOs, Executive Officers, and other Company employees to maximize Company earnings and to implement target integration components relating to acquisitions, such as timely and accurate system conversions, in order to maximize operational efficiencies associated with acquisitions. TRS Transaction Bonus Program awards were granted to certain NEOs and Executive Officers to facilitate the proposed 2021 sale of substantially all of the assets of the Bank’s TRS segment and incentivize them to lead a timely and smooth transition of the TRS business to Green Dot Corporation.

Establishment of Compensation Levels

The Company’s compensation elements are designed to be generally competitive with similar employment opportunities or positions in similarly sized companies. GOP for the total Company is a central metric in determining most NEO compensation. GOP is defined as “income before income tax expense” in accordance with generally accepted accounting principles (“GAAP”). The Compensation Committee has not historically relied on benchmarking to determine its compensation elements; rather, the Compensation Committee has given strong consideration to, and has not historically deviated from, the recommendations of the CHAIR/CEO. While the CHAIR/CEO’s recommendations generally are based upon his individual judgment, in 2020, the CHAIR/CEO engaged and used the services of a compensation consultant, Robert B. Jones from Innovative Compensation and Benefits Concepts, when making several compensation recommendations, including the compensation for the CEO/BANK and the structure of equity awards designed to provide long-term incentives, which the Company awarded to the CFO, PRES/RPG, and other Executive Officers in January 2021. The Compensation Committee annually reviews various peer data to determine if compensation levels are within reasonable ranges as compared to those benchmarks. In 2021, the Compensation Committee made no additional compensation adjustments from the CHAIR/CEO’s recommendations based on the peer data reviewed. The Compensation Committee has not directly engaged a third-party executive compensation consultant.

The CHAIR/CEO makes specific executive compensation recommendations to the Compensation Committee on all NEO compensation elements, including his own. The CHAIR/CEO will recommend his own compensation,

which, if reasonable in the subjective judgment of the Compensation Committee, is normally and historically accepted and approved by the Compensation Committee and ultimately the Board of Directors without modification. If the Company’s financial performance is deemed acceptable in the view of the CHAIR/CEO, regardless of whether or not the Company’s GOP goals are met, annual increases to base salary are typically, but not always, granted in response to generally recognized cost of living factors and as a reward for acceptable performance. While the Compensation Committee considers cost of living adjustments when evaluating base salary, such adjustments are not automatic, but are also dependent on satisfactory earnings and other performance factors. The Compensation Committee does not apply any particular formula or measurement in making these determinations. The Compensation Committee used its collective judgment and considered the recommendations of the CHAIR/CEO in determining base salary levels for 2021 and the CHAIR/CEO and CEO/BANK for 2022. As discussed below, effective October 1, 2021, the Bank appointed the CEO/BANK, its then President, to be the Chief Executive Officer and President of the Bank. Going forward, the Compensation Committee will continue to make its determinations by using its collective judgment and by considering the recommendations of the CHAIR/CEO and the CEO/BANK. It will continue not to apply any particular formula or measurement regarding base salary, but the degree to which the Company’s GOP budget goals are attained remains a primary consideration in all compensation decisions.

The Compensation Committee or the CHAIR/CEO and the CEO/BANK are authorized to recommend adjustments in the terms and conditions of, and the criteria included in the achievement of, the Bonus Incentive Compensation Program.  The CHAIR/CEO and the CEO/BANK can make the recommendations to the Compensation Committee in recognition of unusual, extraordinary, or non-recurring events.  These events affecting the performance of the NEO, the Company, or the financial statements of the Company could include:

●	acquisitions and dispositions of businesses and/or assets;
●	a health or an environmental crisis;
●	changes in applicable laws, regulations, accounting principles, tax rates, or business conditions;
●	unpredicted changes in economic and business conditions, including the interest rate environment;
●	personal performance of the NEO; and
●	any other circumstances deemed relevant.

As previously stated, the compensation of the NEOs is principally recommended by the CHAIR/CEO and the CEO/BANK with consideration of the recommendations of each NEO’s immediate supervising executive. These recommendations, if reasonable in the subjective judgment of the Compensation Committee, are also normally and typically accepted and approved by the Compensation Committee and ultimately the Board of Directors without modification. The Board of Directors, upon recommendation by the Compensation Committee, approves all NEO base salary and incentive bonus compensation.

The Company’s Base Salary Compensation Program

2021 NEO Base Salaries. Upon the recommendation of the CHAIR/CEO, the Compensation Committee approved the annual base salaries for the CHAIR/CEO, CFO, PRES/RPG, and EVP/CMBO for 2021 along with their respective percentage increases over the prior year as shown in the table below. These base salary increases for 2021 were effective January 27, 2021 for the CHAIR/CEO, CFO, and EVP/CMBO and July 27, 2020 for the PRES/RPG.

The 2021 base salary for CEO/BANK was established through an employment agreement between the Bank and CEO/BANK (“Employment Agreement”). Under the terms of the Employment Agreement, CEO/BANK would serve as President of the Bank beginning on June 15, 2020. The Employment Agreement provided for an initial term ending on December 31, 2021, with automatic annual renewals thereafter for successive one-year periods unless either party elected not to renew by providing written notice to the other party at least 60 days prior to the expiration of the then-current term. The Employment Agreement provided for a starting annual base salary of $650,000, a guaranteed bonus payout of $325,000 payable on March 12, 2021 with respect to 2020, a $75,000 relocation payment, a target bonus potential of $500,000 for the 2021 calendar year and thereafter, and provision of benefits made available to other Executive Officers. As discussed in the “Company Stock Incentive Plan and Non-Employee Director and Key Employee Compensation Plan” and the “Post-Employment Compensation” sections below, the CEO/BANK’s Employment Agreement also contained equity compensation, severance, and change of control components. The terms and compensation components of the Employment Agreement were negotiated at arm’s length between the CHAIR/CEO and CEO/BANK and then approved by the Compensation Committee and the Board upon the recommendation of the CHAIR/CEO.

On September 15, 2021, the Bank announced that, effective October 1, 2021, it would appoint Mr. Pichel, its then President, to be the Bank’s Chief Executive Officer and President. Steven Trager transitioned from the role of Bank Chair and Chief Executive Officer to the position of Executive Chair of both the Bank and the Company and retained the position of Chief Executive Officer for the Company. In connection with these appointments, the base salary compensation of the CHAIR/CEO and the CEO/BANK remained in place. Also on September 15, 2021, the CEO/BANK executed a termination of the Employment Agreement, with the Change in Control Severance Agreement described below replacing certain post-employment provisions contained in the Employment Agreement.

Named Executive Officer	2021 Salary (1)	Approximate % Increase Over Prior Year
Steven E. Trager (CHAIR/CEO)	$435,625	2.5%
Logan M. Pichel (CEO/BANK)	$650,000	N/A
Kevin D. Sipes (CFO)	$359,366	1.5%
William R. Nelson (PRES/RPG)	$382,538	1.0%
Juan M. Montano (EVP/CMBO)	$335,035	2.5%

(1)  Amounts shown represent annualized base salaries over the calendar year except for the PRES/RPG, which represents actual base salary paid over the RPG 2020-2021 fiscal year.

2022 NEO Base Salaries. Upon the recommendation of the CHAIR/CEO, the Compensation Committee approved the annual base salaries for the NEOs for 2022, based on 2021 performance and other competitive factors, along with their respective percentage increases over the prior year as shown in the table below. While the CHAIR/CEO recommended a base salary increase for the CEO/BANK, the CEO/BANK declined any increase for 2022, and accordingly, no base salary increase for the CEO/BANK was presented to the Compensation Committee for consideration. All base salary increases were effective January 24, 2022, except for PRES/RPG whose increase was effective November 1, 2021. The PRES/RPG will be evaluated in the third quarter of 2022, based primarily on the performance of the RPG business operations from October 1, 2021 to September 30, 2022.

Named Executive Officer	2022 Salary (1)	Approximate % Increase Over Prior Year
Steven E. Trager (CHAIR/CEO)	$442,160	1.5%
Logan M. Pichel (CEO/BANK)	$650,000	-
Kevin D. Sipes (CFO)	$364,756	1.5%
William R. Nelson (PRES/RPG)	$394,014	3.0%
Juan M. Montano (EVP/CMBO)	$341,736	2.0%

(1) Amounts shown represent annualized base salaries to be paid over the calendar year except for the PRES/RPG, which represents base salary to be paid over the RPG 2021-2022 fiscal year.

The Company’s Bonus Incentive Compensation Program

The Bonus Incentive Compensation Program is designed to reward those individuals who contribute through their own performance and their influence on others to achieve and exceed the Company’s financial goals, and to a lesser extent, other goals that target performance in areas required to run a successful banking operation. GOP for the total Company remains the central and most important metric in evaluating and determining most NEO compensation for the Bonus Incentive Compensation Program. For 2021, the Compensation Committee also considered the GOP of the total company, less the Republic Processing Group, (“Core Bank”) for the Bonus Incentive Compensation of the CHAIR/CEO, CEO/BANK, and CFO.

The amount of incentive compensation or bonus actually awarded to the NEOs is determined by the Compensation Committee and the Board of Directors. The “Entry Level” and “Maximum Level” budget goals are designed to be a challenge to meet, particularly for the “Maximum Level” performance tier, but the budget goals and the tiers associated with those goals are not set so as to be impractical or impossible to achieve. The CHAIR/CEO may recommend adjustments to the GOP for any income or expense items that he considers to be unusual, extraordinary, or non-recurring in nature. Such adjustments may impact the compensation of the NEOs and EOs, as approved by the Compensation Committee and the Board of Directors. The PRES/RPG is evaluated, primarily, based on the GOP of his individual operating unit. The EVP/CMBO is evaluated based on the GOP of the Bank’s Warehouse Lending division and total mortgage production for the Bank. The Company’s budgeted goals should not be relied upon by any investor or shareholder as an indication of management’s prediction of its future financial performance.

The Company’s Bonus Incentive Compensation Program for employees, including NEOs, is flexible in design and considers factors beyond the control of any NEO in determining the amount of compensation to be paid to a particular NEO in any given year. If the applicable GOP or non-GOP related goals are not fully achieved, then, as previously disclosed, a percentage of a potential incentive payout may be awarded based on intervening factors, such as economic factors, regulatory changes impacting profit objectives, or management decisions that may impact current profitability, normally made in return for the potential for greater long-term profitability. A percentage of the total bonus potential may be awarded to the NEOs even if the “Entry Level” budget goals for incentive compensation purposes are not fully achieved. Pursuant to the bonus agreement with each NEO, the Bonus Incentive Compensation Program potential is subject to amendment, either upward or downward, at the discretion of the CHAIR/CEO, subject to the approval of the Compensation Committee and ultimately the Board of Directors.

For 2021, the Bonus Incentive Compensation Program awards for the NEOs and related factors are outlined in the table below:

Named		Entry	Maximum	Incentive	Percent of	Incentive
Executive	Performance	Level	Level	Payout	Payout Potential	Payout
Officer	Criteria	Goal	Goal	Potential	Awarded	Award

Steven E. Trager (CHAIR/CEO)	Core Bank GOP & Total Company GOP	Not Achieved	Not Achieved	$300,000	0%	$—

Logan M. Pichel (CEO/BANK)	Core Bank GOP & Total Company GOP	Not Achieved	Not Achieved	$500,000	0%	$—

Kevin D. Sipes (CFO)	Core Bank GOP & Total Company GOP	Not Achieved	Not Achieved	$175,000	0%	$—

William R. Nelson (PRES/RPG)	1. Elastic GOP	Achieved	Not Achieved	$150,000	60%	$90,000
	2. All Other RPG GOP	Achieved	Achieved	$225,000	100%	$225,000

Juan M. Montano (EVP/CMBO)	1. Warehouse Lending	Achieved	Achieved	$200,000	100%	$200,000
	2. Mortgage Lending	Achieved	Achieved	$125,000	100%	$125,000

Bonus Incentive Compensation Program Award for CHAIR/CEO, CEO/BANK, and CFO based on Total Company GOP and Core Bank GOP. The incentive bonus compensation potential for the CHAIR/CEO, CEO/BANK, and CFO are tied to the Total Company GOP and Core Bank GOP. For 2021, the GOP objectives for the CHAIR/CEO, CEO/BANK, and CFO were the following:

●	to achieve 70% of the bonus compensation potential (the “Entry Level” objective), the Total Company GOP goal was set at $116,291,000 and the Core Bank GOP goal was set at $75,454,000;
●	to achieve 85% of the bonus compensation potential (the “Mid-Level” objective), the Total Company GOP goal was set at $119,291,000 and the Core Bank GOP goal was set at $78,455,000; and
●	to achieve 100% of the bonus compensation potential (the “Maximum Level” objective), the Total Company GOP goal was set at $125,291,000 and the Core Bank GOP goal was set at $84,455,000.

In 2021, the Total Company GOP actually achieved was $110,341,000 and the Core Bank GOP actually achieved was $73,659,000. Neither of the Entry Level objectives for the Total Company GOP or the Core Bank GOP were met under the Bonus Incentive Compensation Program for the CHAIR/CEO, CEO/BANK, and CFO. However, the CHAIR/CEO noted the continuing challenging economic environment for the NEOs and recommended, and the Compensation Committee approved, the award to each of these three NEOs a discretionary bonus at 50% of the incentive payout potential.

The Company also awarded discretionary bonuses in 2021 related to the negative impact that the COVID pandemic had on the incentive bonus compensation earned by the CHAIR/CEO and the CFO in 2020. As described in the proxy statement for the 2021 annual meeting of shareholders, if the Company had not incurred these negative pandemic impacts to total Company GOP during 2020, the Total Company GOP would have achieved the “Mid-Level” objective for that year and bonuses for the CHAIR/CEO and CFO would have been paid out at the 85% “Mid-Level” objective. In light of the extraordinary nature of these items, in 2020 the CHAIR/CEO recommended to the Compensation Committee, and the Compensation Committee concurred, to exercise its discretion to modify the incentive bonus compensation and pay bonuses to these NEOs and other Executive Officers at the 70% level. Both NEOs and other Executive Officers then had the opportunity to receive an additional 15% in 2021 and, in effect, fully realize the “Mid-Level” bonus compensation amount if Core Bank loan charge-offs remained at an amount the CHAIR/CEO and Compensation Committee deemed acceptable during the first half of 2021. In July 2021, the CHAIR/CEO recommended, and the Compensation Committee approved, 15% 2021 supplemental bonuses for seven Executive Officers, including $37,500 to the CHAIR/CEO and $26,250 to the CFO.

Bonus Incentive Compensation Program Award for PRES/RPG. Unlike other NEOs, whose goals were based on the Company’s fiscal year of January 1 through December 31, for 2021 the PRES/RPG had goals based on

RPG’s seasonally-based measurement period from October 1, 2020 through September 30, 2021 (the “Measurement Period”).

The incentive bonus compensation potential for the PRES/RPG is tied to the Republic Processing Group (“RPG”) financial results, specifically the Elastic GOP (i.e., the GOP for RPG’s Elastic loan product) and RPG’s GOP for all other products (i.e., RPG GOP minus Elastic GOP, “All Other RPG”). For the PRES/RPG’S Measurement Period, the GOP objectives were set at the following:

●	“Entry Level” objective for Elastic GOP was set at $16,150,000 and the related GOP goal for All Other RPG was set at $21,850,000 (60% of the “Maximum Level”);
●	the “Mid-Level” objective for Elastic GOP was set at $17,000,000 and the related GOP goal for All Other RPG was set at $23,000,000 (80% of the “Maximum Level”); and
●	the “Maximum Level” objective for Elastic GOP was set at $17,850,000 and the related GOP goal for All Other RPG was set at $24,150,000.

On October 21, 2021, the Compensation Committee approved a bonus payout for the PRES/RPG of $375,000 that was comprised of both non-equity incentive plan compensation and a discretionary bonus as described below:

●	Non-Equity Incentive Plan Compensation. The Compensation Committee previously established the RPG financial performance goals for the PRES/RPG’s Bonus Incentive Compensation Program specific to the Measurement Period as follows:

o	The Elastic GOP (as determined under the Bonus Incentive Compensation Program) was $16,780,000, meeting the Entry Level objective of $90,000; and
o	the All Other RPG GOP (as determined under the Bonus Incentive Compensation Program) was $25,386,000, meeting the Maximum Level objective of $225,000.

Based on these results, the CHAIR/CEO recommended and the Compensation Committee awarded the PRES/RPG a $315,000 bonus based on RPG’s actual financial performance during the Measurement Period.

●	Discretionary Bonus. As a result of the PRES/RPG’s extraordinary effort related to the previously disclosed agreement to sell Tax Refund Solutions to Green Dot Corporation, the Company’s CHAIR/CEO recommended to the Compensation Committee, and the Compensation Committee concurred, to exercise its discretion and award the PRES/RPG an additional bonus of $60,000.

Bonus Incentive Compensation Program Award for EVP/CMBO. The Bonus Incentive Compensation Program for the EVP/CMBO consisted of two separate components for the overall maximum incentive compensation potential for 2021. The total “Maximum Level” Bonus Incentive Compensation Program award for the EVP/CMBO was $325,000, which the EVP/CMBO achieved in 2021.

The first component was based upon the Company’s Warehouse Lending segment’s attainment of various levels of GOP as described in the table below, with a minimum bonus of $50,000 for Warehouse Lending GOP starting at $12.0 million and a sliding scale upward to a maximum bonus of $200,000 for Warehouse Lending GOP of $20.0 million and above. For 2021, Warehouse Lending obtained a GOP of over $20.0 million resulting in the EVP/CMBO receiving an award at the “Maximum Level” of $200,000 under the Warehouse Lending component of the Bonus Incentive Compensation Program.

Warehouse GOP			Bonus Potential
$0	-	$11,999,999	$—
$12,000,000	-	$12,999,999	$50,000
$13,000,000	-	$13,999,999	$75,000
$14,000,000	-	$14,999,999	$100,000
$15,000,000	-	$15,999,999	$125,000
$16,000,000	-	$16,999,999	$150,000
$17,000,000	-	$17,999,999	$165,000
$18,000,000	-	$18,999,999	$180,000
$19,000,000	-	$19,999,999	$190,000
$20,000,000	+		$200,000

The second component focused on the Company’s mortgage loan production, as described in the table below, with a minimum bonus of $50,000 for mortgage production starting at $600 million and a sliding scale upward to a maximum bonus of $125,000 for mortgage production of $1 billion and above. For 2021, total mortgage production exceeded $1 billion resulting in the EVP/CMBO receiving an award at the maximum level of $125,000 under the Mortgage Production component of the Bonus Incentive Compensation Program.

Total Bank Mortgage Production			Bonus Potential
$0	-	$600,000,000	$—
$600,000,001	-	$800,000,000	$50,000
$800,000,001	-	$900,000,000	$75,000
$900,000,001	-	$1,000,000,000	$100,000
$1,000,000,000	+		$125,000

Additional Considerations Regarding the Bonus Incentive Compensation Program. Participants in the Company’s Bonus Incentive Compensation Program described above agree that during their employment or service with Republic and for certain periods following the date of termination of employment or service for whatever reason, they will not (i) solicit or divert or attempt to divert from Republic or its affiliates, any current or targeted customer or business and (ii) directly or indirectly, solicit to employ or engage, offer employment or engagement to, hire, employ, or engage any employees or independent contractors of Republic or any of its affiliates.

The Compensation Committee also considered and determined that the Company’s incentive compensation for all employees follows practices as set forth in applicable regulatory guidance regarding incentive compensation.

Company stock performance is not a component of evaluation for the purpose of NEO cash incentive compensation, nor has it typically been considered in determining the amount of equity-based incentives to grant each NEO. Republic’s stock is not actively traded and thus may be subject to market fluctuations beyond the reasonable control of management.

Ultimately, the Compensation Committee believes that reasonable and consistent earnings over time will translate into appropriate and favorable stock performance. The Compensation Committee’s policies are not designed to encourage Republic’s NEOs to manage the Company on a quarter-to-quarter time horizon or even over a one-year period. Investment in capital improvements, product development, and new market expansion can act to reduce short-term profits while providing for a larger future, longer-term profit potential and/or provide for the long-term soundness and sustainability of the Company’s operations and, thus, its long-term profit potential. All of these factors are considered by the Compensation Committee in its subjective annual evaluation process and deliberations.

The Company’s Stock Incentive Plan and Non-Employee Director and Key Employee Deferred Compensation Plan

The Company’s primary form of equity-based incentive compensation has historically been stock options and restricted stock awards. This form of compensation was historically used by the Company due to previously favorable accounting and tax treatment. Stock option and restricted stock awards are also granted by the Company’s competitors and the Compensation Committee believes stock option and restricted stock awards have been an expectation of business executives in Republic’s marketplace. Despite the ramifications from the adoption of the Financial Accounting Standards Board (“FASB”) ASC Topic 718, the Compensation Committee believes that stock option awards, as well as restricted stock awards, and Performance Stock Units (“PSUs”) constitute a favorable retention factor and enhance the Company’s ability to maintain the employment of its high performing executives. Additionally, Republic’s equity-based incentive agreements provide that for certain periods following the date of termination of employment or service for whatever reason, participants in the Stock Incentive Plan will not (i) solicit or divert or attempt to divert from Republic or its affiliates, any current or targeted customer or business and (ii) directly or indirectly, solicit to employ or engage, offer employment or engagement to, hire, employ, or engage any employees or independent contractors of Republic or any of its affiliates. The Company’s equity-based incentive agreements also have confidentiality requirements which act to protect the Company’s proprietary information. A violation of those provisions allows the Company to require a forfeiture of equity-based incentives or the profits derived from the sale of that stock if sold. All equity-based incentive agreements have a change in control provision providing for immediate vesting of any unexercised stock options, and full vesting of restricted stock if employment ends, other than for cause, following a change in control, and PSUs are deemed earned at the target level if a change in control occurs before performance is otherwise measured.

In the view of the CHAIR/CEO and the Compensation Committee, the significant stock holdings of the CHAIR/CEO and his related interests provide material executive motivation to not only preserve but to grow shareholder value, particularly long-term shareholder value. Therefore, stock awards have not been traditionally awarded to the CHAIR/CEO.

Any equity incentives for NEOs are typically recommended to the Compensation Committee by the CHAIR/CEO. In choosing the date for the grant of equity incentives, the Compensation Committee gives no consideration to market events, as any relationship between the equity incentive date and the price of the Company’s stock on that date is strictly coincidental.

The Company’s 2015 Stock Incentive Plan provides for stock option grants and various types of stock awards, including restricted stock, restricted stock units, and performance stock units. For 2021, the Compensation Committee approved certain NEO equity incentive awards pursuant to the 2015 Stock Incentive Plan. The CHAIR/CEO declined to accept any stock incentive awards in 2021. The date for the strike price of stock options was the close of business on January 27, 2021 at $36.29 per share. In addition, 5,000 nonqualified stock options were awarded to each of the 2021 NEOs, except for the CHAIR/CEO, EVP/CMBO, and CEO/BANK, with the CEO/BANK’s stock option award discussed below. The 2021 stock options become exercisable on December 31, 2023 and are exercisable for a one-year period after vesting.

As provided for in his 2020 Employment Agreement, on June 15, 2020, the CEO/BANK was awarded a nonqualified stock option with a fair market value of approximately $425,000, as determined by the Black Scholes pricing model, that fully vests on December 31, 2023. In 2021, per the Employment Agreement, the CEO/BANK was granted three tranches of awards as a long-term incentive in the following amounts and categories with each award being subject to three-year cliff vesting:

●	On January 4, 2021, the CEO/Bank was granted 5,605 shares of Restricted Stock with a fair market value at the date of the grant of $200,000;

●	On January 4, 2021, the CEO/Bank was granted 32,257 nonqualified stock options with a value determined using a Black Scholes model at the date of the grant of $200,000;
●	On January 27, 2021, the CEO/Bank was granted 2,667 shares of Restricted Stock with a fair market value at the date of the grant of $100,000; and
●	On January 27, 2021, the CEO/BANK was granted 5,335 PSUs that, if target performance is achieved, would have a value as of the PSU grant date of $200,000, and which will be settled after one year of performance, by issuance of restricted stock, which vests three years after the PSU grant based on the extent to which performance criteria established by the Bank are achieved.

All options granted under the 2020 Employment Agreement are exercisable for only a one-year period after the vesting date and all equity awards are generally subject to a two-year hold on sale from the exercise or vesting date.

On January 27, 2021, the Compensation Committee awarded certain Executive Officers, including the CFO and PRES/RPG, 1,333 PSUs each with an approximate fair market value of $50,000 if performance is achieved on terms similar to those described above for the CEO/BANK. Performance objectives for the PSUs (including those made under the 2020 Employment Agreement to the CEO/BANK) are to be measured in early 2022 against threshold, target, and maximum performance levels, based on the achievement of return on average assets (“ROAA”) and efficiency ratio metrics as compared to the Bank’s peer group published by the Federal Financial Institutions Examination Council (“FFIEC”) in its December 31, 2021 Uniform Bank Performance Report (“UBPR”).  After determination of the earned PSUs under these criteria, each executive will be issued restricted stock in 2022, which will vest as of December 31, 2023, if employment continues to that date.  No PSUs granted in 2021 were earned under the terms of the grant award because the minimum performance requirements of top 15% ROAA and top 35% efficiency ratio compared to peer were not achieved.

Finally, the CEO/BANK, CFO, PRES/RPG, and other Executive Officers, were granted restricted shares on January 27, 2021 with a vesting date of December 31, 2023. The Board and Compensation Committee also set stock ownership guidelines for the CEO/BANK, CFO, and PRES/RPG requiring them to own a minimum of two times their base salaries in Company stock within five years from January 2021.  All shares of stock issued under the PSUs or as restricted stock must be held by the officer for a period of two years after the vesting date, and all shares issued under the nonqualified stock options must be held for a period of two years following the exercise date.

Also, on January 27, 2021, in furtherance of its long-term incentive objectives, the Board approved Change in Control Severance Agreements with certain Executive Officers, including the CFO and PRES/RPG. Subsequently, at its September 15, 2021 meeting, the Board approved substantively identical Change in Control Severance Agreements for the CHAIR/CEO, CEO/BANK, and another Executive Officer (collectively, “Change in Control Agreements”). The CEO/Bank’s Change in Control Agreement replaced certain terms of the CEO/Bank’s Employment Agreement. These Change in Control Agreements include two (2) year noncompete, non-solicitation, and confidentiality clauses that apply whether or not a change in control occurs and incorporate restrictive covenants into each equity award.

To further tie executives’ interests with those of the Company’s shareholders, stock reserved for issuance under the Stock Incentive Plan is also used to cover payment in stock under the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan, which provides for matching of executives’ deferrals. Both voluntary deferrals and such matching are deemed to be invested in Class A Common Stock. Cash dividend equivalents with respect to deferred amounts are converted into stock equivalents on a quarterly basis.

The Company’s Acquisition Bonus Plan

In addition to the incentive potential described above, certain NEOs may qualify under the Company’s Acquisition Bonus Plan for an additional incentive bonus to be determined by the CHAIR/CEO and CEO/BANK and approved by the Company’s Compensation Committee relating to Company or Bank acquisitions.

The purpose of the Acquisition Bonus Plan is to reward the job performance of associates of the Company, including certain NEOs, who materially participate in the negotiation, consummation, and transition of an acquisition or merger and contribute to the long-term profitability of the acquisitions, whether through an asset purchase, stock purchase, merger, or other corporate transaction. The Company may engage in acquisitions from time to time, and each acquisition may have a specific bonus incentive program subject to the provisions of the Acquisition Bonus Plan.

The bonus incentive pool, with respect to each acquisition, will be in an amount not to exceed $2,000,000, the specific amount determined by the Company’s CHAIR/CEO and CEO/BANK within sixty (60) days of the closing of each acquisition and subject to the approval of the Compensation Committee.

The determination of the amount of Acquisition Bonus Plan awards that may be paid to any individual will be based on performance criteria as determined by the Compensation Committee. Where applicable, the performance targets may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, all as determined by the Compensation Committee. The performance targets may include a threshold level of performance below which no payment will be made, levels of performance at which specified payments will be made, and a maximum level of performance above which no additional payment will be made. Each performance target shall be determined in accordance with GAAP, if applicable, and shall be subject to certification by the Compensation Committee provided that the Compensation Committee shall have the authority to adjust such targets in recognition of extraordinary items or other items that may not be infrequent or unusual, but which may have inconsistent effects on performance.

The Acquisition Bonus Plan is administered by the Compensation Committee. The Compensation Committee has delegated to the CHAIR/CEO and CEO/BANK the authority, subject to such terms as the Compensation Committee shall determine, to perform such functions, including administrative functions, except that the Compensation Committee may not delegate authority to an officer or employee to grant a bonus award or otherwise make determinations with respect to the officer or employee to whom the authority is delegated.

Unless otherwise specifically determined by the Compensation Committee, the CHAIR/CEO, or the CEO/BANK, an award under the Acquisition Bonus Plan is deemed earned and vested only with respect to a participant who remains employed at the Company and is in good standing at the time of the determination. However, under certain special conditions, this requirement may be subject to waiver by the CHAIR/CEO and CEO/BANK.

During 2021, there were no acquisitions that triggered the Acquisition Bonus Plan.

Adoption of TRS Transaction Bonus Program

In 2021, the Company adopted an additional bonus program for certain of its Executive Officers in connection with the Company’s entry into an agreement on May 13, 2021, pursuant to which, upon the terms and subject to the conditions set forth therein, Green Dot Corporation would purchase substantially all of the assets and operations of the Bank’s TRS business. On May 19, 2021, the Company’s Compensation Committee and Board of Directors approved a TRS Transaction Bonus Program (the “Bonus Program”) for associates, including two NEOs, the CFO, and PRES/RPG. The Bonus Program’s payout to these Executive Officers was structured with two payments: (1) the first bonus payment for one half of the aggregate bonus potential would be triggered by the closing date of the sale transaction and (2) the second bonus payment for one half of the bonus potential would be made one year from the closing date of the sale transaction if the Executive Officer remained employed by the Bank at that time. The Bonus Program provided the CFO with an aggregate bonus potential of $250,000 and PRES/RPG an aggregate bonus potential of $600,000. The agreement with Green Dot Corporation was terminated in 2022, and no payments will be made under the TRS Transaction Bonus Program.

Post-Employment Benefits

As discussed above and further described under the heading “Post-Employment Compensation” in this proxy statement, the Company has entered into Change in Control Agreements with each of the NEOs who served in that capacity during 2021. The Change in Control Agreements provide to an NEO who is terminated other than for cause or who leaves for good reason within 24 months following a change in control, the following:

1)	Payment to the executive of the unpaid balance of the executive’s full base salary through the date of termination;
2)	Severance compensation equal to two times the executive’s base salary plus the average bonus paid to the executive in the prior three years, payable in installments over the 24 months following termination;
3)	Reimbursement, as incurred, for all legal fees and expenses incurred by the executive resulting from the termination;
4)	Accelerated exercisability of all stock options and stock appreciation rights held by the executive, immediately prior to the termination;
5)	Maintenance in full-force and effect, for the benefit of the executive for two years following the date of termination, participation in all employee welfare benefit plans of the Company or Bank; and
6)	Assignment to the executive any assignable interest in any life insurance policy the Company owns on the executive’s life.

The Company deems these post-employment severance agreements necessary for the maintenance of sound management and essential to protecting the best interests of the Company and its shareholders. The agreements are intended to encourage the NEOs to remain in the employment of the Company and to continue to perform their assigned duties without distraction in the face of potentially disruptive events that would normally surround a Company change in control. Potential payments and benefits under these arrangements have no bearing on the Compensation Committee’s deliberations regarding all other compensation elements.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Members of the Compensation Committee:

Craig A. Greenberg, Chair

Laura M. Douglas

Ernest W. Marshall, Jr.

Susan Stout Tamme

Mark A. Vogt

DIRECTOR COMPENSATION

For 2021, non-employee Directors of the Company and the Bank received an annual stock retainer of $25,000, fees of $4,000 for each board meeting attended, and fees of $1,000 for each committee meeting attended. On occasion, brief, typically single-issue meetings are held for which there is no compensation. The committee chairpersons received an annual stock retainer of $10,000 for each committee. At its May 19, 2021 meeting, the Board approved that the 2021 annual stock retainers for the Directors and Committee Chairs would be determined by using the Company’s closing stock price on that day, which resulted in each Director being awarded 553 shares of Class A Common Stock.

Non-employee Directors have the option of allocating their stock awards and fees into the Non-Employee Director and Key Employee Deferred Compensation Plan. Amounts deferred in the Non-Employee Director and Key Employee Deferred Compensation Plan are deemed to be invested in Class A Common Stock. Cash dividend equivalents with respect to deferred amounts were converted into stock equivalents on a quarterly basis during 2021. The Company does not make matching contributions for amounts deferred by the Directors. Compensation paid or deferred to Directors of Republic during 2021 for services as a Director of Republic were as follows:

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
	Fees Earned or Paid in Cash (2)	Stock Awards (2, 3)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation (4)	Total
Name (1)	($)	($)	($)	($)	($)	($)	($)
Ronald F. Barnes	38,000	24,957	—	—	—	—	62,957
Laura M. Douglas	34,500	24,957	—	—	—	—	59,457
David P. Feaster	30,000	24,957	—	—	—	69,550	124,507
Craig A. Greenberg	35,000	24,957	—	—	—	—	59,957
Heather V. Howell	24,000	24,957	—	—	—	—	48,957
Ernest W. Marshall, Jr.	30,250	24,957	—	—	—	—	55,207
William P. Mulloy, II	31,000	24,957	—	—	—	—	55,957
George Nichols, III	30,000	24,957	—	—	—	—	54,957
W. Kenneth Oyler, III	30,000	24,957	—	—	—	—	54,957
Michael T. Rust	32,000	24,957	—	—	—	—	56,957
Susan Stout Tamme	36,000	24,957	—	—	—	—	60,957
Mark A. Vogt	36,000	24,957	—	—	—	—	60,957

(1)	Steven E. Trager, A. Scott Trager, Logan M. Pichel, and Andrew Trager-Kusman, who served as Directors in 2021, are not included in this table as they are Executive Officers and received no additional compensation for their services as Directors. The compensation received by Steven E. Trager and Logan M. Pichel is included in the "Summary Compensation Table."

(2)	Of these stock awards and fees, the Directors deferred the entire amount earned, except for (1) Ronald F. Barnes who was paid $12,000 in cash with the balance being deferred, (2) Laura M. Douglas who was paid $18,000 in cash and received 553 shares of Class A Common Stock with the balance being deferred, (3) Ernest W. Marshall, Jr. who was paid $8,500 in cash with the balance being deferred, and (4) W. Kenneth Oyler, III who was paid $30,000 in cash and received 553 shares of Class A Common Stock with the balance being deferred.
(3)	Reflects 553 shares of Class A Common Stock awarded in 2021. Amounts shown represent the aggregate grant date fair values computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions used in determining these values, see Note 17 of the financial statements in the Company’s 2021 Form 10-K.

(4)	Amount reflects monthly payments of $5,000, along with expenses and monthly dues to a Florida country club for consulting services as described more fully herein at “Certain Relationships and Related Transactions—Employment Relationship and Consulting Agreement with Director.”

CERTAIN INFORMATION AS TO MANAGEMENT

The following table contains information concerning the compensation received by Republic’s CHAIR/CEO, its CFO, and its other three most highly compensated Executive Officers for the fiscal year ended December 31, 2021:

2021 SUMMARY COMPENSATION TABLE

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal		Salary	Bonus (1)	Stock Awards (2)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings (4)	All Other Compensation (5)	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)

Steven E. Trager (CHAIR/CEO)	2021	434,808	187,500	—	—	—	—	40,242	662,550
	2020	425,000	—	—	—	175,000	—	39,717	639,717
	2019	394,000	—	—	—	157,500	—	40,073	591,573

Logan M. Pichel (CEO/BANK)	2021	650,000	250,000	494,990	184,439	—	—	40,444	1,619,873
	2020	350,000	325,000	—	424,997	—	—	112,224	1,212,221
	2019	—	—	—	—	—	—	—	—

Kevin D. Sipes (CFO)	2021	358,958	113,750	98,694	33,863	—	—	47,544	652,809
	2020	354,055	—	—	12,416	122,500	—	47,496	536,467
	2019	343,743	—	—	—	98,000	—	48,243	489,986

William R. Nelson (PRES/RPG)	2021	384,504	60,000	98,694	33,863	315,000	—	37,321	929,382
	2020	382,538	—	—	12,416	210,000	—	37,128	642,082
	2019	378,750	—	—	—	270,000	—	37,781	686,531

Juan M. Montano (EVP/CMBO)	2021	334,406	—	—	—	325,000	—	37,852	697,258
	2020	326,863	—	—	12,416	275,000	—	37,896	652,175
	2019	317,343	—	—	—	100,000	—	38,551	455,894

(1)	Amounts reflect Discretionary and Supplemental Bonuses as follows:
a)	Represents Mr. Trager’s Discretionary Bonus of $150,000 to be paid in March 2022 and Supplemental Bonus of $37,500 paid in August 2021.
b)	Represents Mr. Pichel’s Discretionary Bonus of $250,000 to be paid in March 2022.
c)	Represents Mr. Sipes’s Discretionary Bonus of $87,500 to be paid in March 2022 and Supplemental Bonus of $26,250 paid in August 2021.
d)	Represents Mr. Nelson’s Discretionary Bonus of $60,000 that was paid in the covered year.
(2)	Amounts shown represent the aggregate grant date fair values computed in accordance with Accounting Standards Codification, Topic 718. For a discussion of the assumptions used in determining these values, see Note 17 of the financial statements in the Company’s 2021 Form 10-K.

(3)	The amounts in column (g) reflect incentive compensation earned during the covered year and paid on the Company’s following March incentive payout date for achievement of Company and Bank goals, except for the PRES/RPG whose incentive compensation was paid in the covered year.
(4)	Republic does not provide above-market or preferential earnings on deferred compensation. See the 2021 Nonqualified Deferred Compensation table narrative for information about deferred compensation.
(5)	For 2021, the amounts in column (i) include the following:

	401(k) Matching Contributions	Deferred Compensation Match	Life Insurance Policies	Club Memberships	Auto Allowance or Personal Use of Company Owned Vehicles	Total
Name	($)	($)	($)	($)	($)	($)
Steven E. Trager (CHAIR/CEO)	11,600	—	1,344	17,698	9,600	40,242
Logan M. Pichel (CEO/BANK)	11,600	25,000	1,344	2,500	—	40,444
Kevin D. Sipes (CFO)	11,600	25,000	1,344	—	9,600	47,544
William R. Nelson (PRES/RPG)	11,600	25,000	721	—	—	37,321
Juan M. Montano (EVP/CMBO)	11,600	$24,908	1,344	—	—	37,852

2021 PAY RATIO DISCLOSURE

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Change in Pension
Value and
Non-Qualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal		Salary	Bonus (1)	Awards	Awards	Compensation (2)	Earnings	Compensation (3)	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)

Steven E. Trager (CHAIR/CEO)	2021	434,808	187,500	—	—	—	—	40,242	662,550

Median Employee	2021	51,086	550	—	—	5,380	—	2,288	59,304

(1)	(a) The amount in column (d) reflects Mr. Trager’s Discretionary Bonus of $150,000 to be paid in March 2022 and Supplemental Bonus of $37,500 paid in August 2021.

(b) The amount in column (d) reflects the Median Employee’s $500 Discretionary Bonus paid in January 2021 and a $50 “Self-Care” bonus paid in December 2021.

(2)	The amount in column (g) for the Median Employee reflects $2,900 in quarterly bonuses, a $2,375 annual bonus, and a $105 training incentive plan bonus.
(3)	The amounts in column (i) include the following:

					Auto Allowance or
		Deferred			Personal Use of
	401(k) Matching	Compensation	Life Insurance	Club	Company Owned
	Contributions	Match	Policies	Memberships	Vehicles	Total
Name	($)	($)	($)	($)	($)	($)

Steven E. Trager (CHAIR/CEO)	11,600	—	1,344	17,698	9,600	40,242
Median Employee	2,148	—	140	—	—	2,288

The Company determined the median employee as of December 31, 2021. The CHAIR/CEO’s total annual compensation is approximately eleven (11) times larger than the median employee’s annual total compensation.

GRANTS OF PLAN BASED AWARDS DURING 2021

									All Other	All Other
									Stock	Option
									Awards:	Awards:
									Number of	Number of	Exercise or	Full Grant
									Shares of	Securities	Base Price	Date Fair
			Estimated Future Payouts Under Non-			Estimated Future Payouts Under Equity			Stock or	Underlying	of Option	Value of
Named Executive Officer	Grant Date	Grant Type	Equity Incentive Plan Awards			Incentive Plan Awards			Units	Options	Awards	Awards
			Threshold	Target	Maximum	Threshold	Target	Maximum
			($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/sh)	($)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Steven E. Trager (CHAIR/CEO)	01/01/2021	Annual Incentive	(1)	210,000	300,000	—	—	—	—	—	—	—

Logan M. Pichel (CEO/BANK)	01/01/2021	Annual Incentive	(1)	350,000	500,000	—	—	—	—	—	—	—

Logan M. Pichel (CEO/BANK)	01/04/2021	Stock Option	—	—	—	—	—	—	—	32,257	35.68	195,048

Logan M. Pichel (CEO/BANK)	01/04/2021	Restricted Stock Award	—	—	—	—	—	—	5,605	—	—	203,405

Logan M. Pichel (CEO/BANK)	01/27/2021	Performance Stock Unit	—	—	—	5,335	5,335	5,335	—	—	—	195,048

Logan M. Pichel (CEO/BANK)	01/27/2021	Restricted Stock Award	—	—	—	—	—	—	2,667	—	—	96,785

Kevin D. Sipes (CFO)	01/01/2021	Annual Incentive	(1)	122,500	175,000	—	—	—	—	—	—	—

Kevin D. Sipes (CFO)	01/27/2021	Stock Option	—	—	—	—	—	—	—	5,000	36.29	33,863

Kevin D. Sipes (CFO)	01/27/2021	Performance Stock Unit	—	—	—	1,333	1,333	1,333	—	—	—	48,734

Kevin D. Sipes (CFO)	01/27/2021	Restricted Stock Award	—	—	—	—	—	—	—	1,333	—	48,375

William R. Nelson (PRES/RPG)	01/27/2021	Stock Option	—	—	—	—	—	—	—	5,000	36.29	33,863

William R. Nelson (PRES/RPG)	01/27/2021	Performance Stock Unit	—	—	—	1,333	1,333	1,333	—	—	—	48,734

William R. Nelson (PRES/RPG)	01/27/2021	Restricted Stock Award	—	—	—	—	—	—	—	1,333	—	48,375

William R. Nelson (PRES/RPG)	11/01/2021	Annual Incentive	(1)	225,000	375,000	—	—	—	—	—	—	—

Juan M. Montano (EVP/CMBO)	01/01/2021	Annual Incentive	(1)	50,000	200,000	—	—	—	—	—	—	—

Juan M. Montano (EVP/CMBO)	01/01/2021	Annual Incentive	(1)	50,000	125,000	—	—	—	—	—	—	—

(1)	Represents target and maximum payout levels for awards granted under the NEO Bonus Incentive Compensation Program for 2021 performance, except for the November 2021 award for PRES/RPG, which is for the 2022 measurement period. The performance goals and target payout under the Bonus Incentive Compensation Program for each NEO are described in the Compensation Discussion and Analysis. The actual amount of incentive compensation earned by each NEO is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table for the year in which it was earned. Additional information regarding the design of the NEO Bonus Incentive Compensation Program is included in the Compensation Discussion and Analysis.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2021

Option Awards						Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
									Equity
								Equity	Incentive Plan
								Incentive Plan	Awards:
			Equity Incentive			Number		Awards:	Market or
			Plan Awards:			of Shares	Market	Number of	Payout Value
	Number of	Number of	Number of			or Units	Value of	Unearned	of Unearned
	Securities	Securities	Securities			of Stock	Shares or	Shares, Units	Shares, Units
	Underlying	Underlying	Underlying			That	Units of	or Other	or Other
	Unexercised	Unexercised	Unexercised	Option		Have	Stock That	Rights That	Rights That
	Options	Options (1)	Unearned	Exercise	Option	Not	Have Not	Have Not	Have Not
	Exercisable	Unexercisable	Options	Price	Expiration	Vested	Vested	Vested	Vested
Named Executive Officer	(#)	(#)	(#)	($)	Date	(#)(2)	($)	(#)	($)

Steven E. Trager (CHAIR/CEO)	—	—	—	—	—	—	—	—	—

Logan M. Pichel (CEO/BANK)	—	74,995	—	32.61	12/31/2024	8,272	420,548	—	—
	—	32,257	—	35.68	12/31/2024

Kevin D. Sipes (CFO)	—	5,000	—	36.29	12/31/2024	4,333	220,290	—	—
	—	1,500	—	35.92	03/09/2025
	—	1,500	—	35.92	03/09/2026

William R. Nelson (PRES/RPG)	—	5,000	—	36.29	12/31/2024	4,333	220,290	—	—
	—	1,500	—	35.92	03/09/2025
	—	1,500	—	35.92	03/09/2026

Juan M. Montano (EVP/CMBO)	—	1,500	—	35.92	03/09/2025	3,000	152,520	—	—
	—	1,500	—	35.92	03/09/2026

(1)	The first exercisable date for each option listed by expiration date is as follows:

Exercisable Date	Expiration Date

12/31/2023	12/31/2024
03/10/2024	03/09/2025
03/10/2025	03/09/2026

(2)	Includes 5,605 restricted shares awarded to Logan M. Pichel on January 4, 2021 that vest on December 31, 2023. Also includes 2,667 restricted shares awarded to Logan M. Pichel and 1,333 restricted shares awarded to William R. Nelson and Kevin D. Sipes on January 27, 2021 that vest on December 31, 2023.

OPTION EXERCISES AND STOCK VESTED DURING 2021

	Option Awards		Stock Awards
(a)	(b)	(c)	(d)	(e)
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
Named Executive Officer	(#)	($)	(#)	($)

Steven E. Trager (CHAIR/CEO)	—	—	—	—
Logan M. Pichel (CEO/BANK)	—	—	—	—
Kevin D. Sipes (CFO)	2,750	39,380	—	—
William R. Nelson (PRES/RPG)	2,750	54,945	—	—
Juan M. Montano (EVP/CMBO)	5,250	109,835	—	—

NONQUALIFIED DEFERRED COMPENSATION

The Compensation Committee may designate key employees as eligible to participate in the Non-Employee Director and Key Employee Deferred Compensation Plan (the “Deferred Plan”) and did so for the first time in 2018. Amounts deferred in the plan are deemed to be invested in Class A Common Stock. Cash dividend equivalents with respect to deferred amounts are converted into stock equivalents on a quarterly basis. Key employee participants may elect to defer up to 50% of base salary for an initial period of five years from the beginning of the year in which the deferral is made, with the ability to extend the deferral in additional five-year periods. The Company provides a matching program for key employee participants whereby the Company will make a matching contribution equal to up to 100% of the amount of compensation deferred by such participant under the plan, subject to an annual dollar cap established annually by the Compensation Committee. The matching amount is subject to forfeiture until it vests on December 31 of the year that is five years from the beginning of the year that the Company match is made, subject to acceleration of vesting upon death, disability, or a change in control.

The “Nonqualified Deferred Compensation” table below shows the 2021 account activity for each NEO and includes each participating NEO’s contributions, Company matching contributions, earnings, withdrawals, and distributions and the aggregate balance of each NEO’s total deferral account as of December 31, 2021.

(a)	(b)	(c)	(d)	(e)	(f)

				Aggregate
	Executive	Registrant	Aggregate	Withdrawals/	Aggregate
	Contributions (1)	Contributions (2)	Earnings	Distributions	Balance (3)
Named Executive Officer	($)	($)	($)	($)	($)

Steven E. Trager (CHAIR/CEO)	—	—	—	—	—

Logan M. Pichel (CEO/BANK)	25,000	25,000	28,160	—	134,643

Kevin D. Sipes (CFO)	25,000	25,000	59,482	—	235,615

William R. Nelson (PRES/RPG)	25,000	25,000	53,315	—	215,663

Juan M. Montano (EVP/CMBO)	24,908	24,908	59,347	—	235,190

(1)	The amounts in this column are also included in the “Summary Compensation Table” in columns (c) and (j) for the NEOs.
(2)	The amounts listed in this column related to the Deferred Plan are also included in columns (i) and (j) of the “Summary Compensation Table” for the NEOs.
(3)	The aggregate amounts shown in column (f) include the following amounts that were reported as compensation to the NEOs in the “Summary Compensation Table” in Republic’s previous proxy statements:
●	For Logan M. Pichel, a total of $25,000 was reported (2020);
●	For Kevin D. Sipes, a total of $32,572 was reported (2018), $50,000 (2019), and $50,000 (2020);
●	For William R. Nelson, a total of $17,000 was reported (2018), $50,000 (2019), and $50,000 (2020); and
●	For Juan M. Montano, a total of $49,816 was reported (2019) and $50,000 (2020).

POST-EMPLOYMENT COMPENSATION

On January 27, 2021, the Board approved Change in Control Severance Agreements for certain Executive Officers, including the PRES/RPG and the CFO. On September 15, 2021, the Board approved substantially similar Change in Control Severance Agreements for the CHAIR/CEO, CEO/BANK, and another Executive Officer (collectively, the “Change in Control Agreements”). The Change in Control Agreements provide the following to an NEO whose employment is terminated after a change in control by the Company other than for cause or by the NEO for good reason who signs a release of all claims:

1)	Payment to the executive of the unpaid balance of the executive’s full base salary through the date of termination;
2)	Severance compensation equal to two times the executive’s base salary plus the average bonus paid to the executive in the prior three years, payable in installments over the 24 months following termination;
3)	Reimbursement, as incurred, for all legal fees and expenses incurred by the executive resulting from the termination;
4)	Accelerated exercisability of all stock options and stock appreciation rights held by the executive immediately prior to the termination;
5)	Maintenance in full-force and effect, for the benefit of the executive for two years following the date of termination, participation in all employee welfare benefit plans of the Company or Bank; and
6)	Assignment to the executive any assignable interest in any life insurance policy the Company owns on the executive’s life.

Payments under the Change in Control Agreements to an executive who is a “key employee” will be delayed to the extent they are not exempt “severance” as defined in Internal Revenue Code Section 409A, until six (6) months following the executive’s separation from service from Republic and the Bank. The initial payment to an executive will include any make-up payments that would have been made to the executive but for the delay due to the executive’s status as a “key employee.” The benefits under the Change in Control Agreements may be reduced if they would trigger an excise tax under Internal Revenue Code Section 280G, but only if the net after tax value to the executive after such reduction is higher than it would be if the entire amount were paid and the executive paid the related excise taxes.

The Change in Control Agreements also include noncompete, non-solicitation, and confidentiality covenants that apply whether or not a termination triggers severance or a change in control has occurred.

For purposes of all these agreements, a change in control includes the acquisition by a person of beneficial ownership of securities representing greater voting power than held by the “Trager Family Members” as a group or a reduction to less than 25% of the combined voting power of the stock held by the “Trager Family Members.”

Detail of executive agreements that trigger post-employment payments, trigger events and estimated payment amount/values, including the potential spread in value that would be realized on as-yet unvested equity awards or upon accelerated vesting of deferred compensation plan matching if a change in control had occurred on December 31, 2021, are summarized in the following table.

Executive Name	Agreement Which Triggers Payments	Trigger Event	Estimated Payment Amount/Value (1)

Steven E. Trager (CHAIR/CEO)	Change in Control Agreement - Change in Control Severance Agreement, equity grant agreements and deferred compensation match accelerated vesting on Change in Control	Termination of Employment after Change in Control + Equity award and deferred compensation match vesting occurs at Change in Control	$1,237,360	(2)

Logan M. Pichel (CEO/BANK)	Change in Control Agreement - Change in Control Severance Agreement, equity grant agreements and deferred compensation match accelerated vesting on Change in Control	Termination of Employment after Change in Control + Equity award and deferred compensation match vesting occurs at Change in Control	$4,165,430	(3)

Kevin D. Sipes (CFO)	Change in Control Agreement - Change in Control Severance Agreement, equity grant agreements and deferred compensation match accelerated vesting on Change in Control	Termination of Employment after Change in Control + Equity award and deferred compensation match vesting occurs at Change in Control	$1,493,330	(3)

William R. Nelson (PRES/RPG)	Change in Control Agreement - Change in Control Severance Agreement, equity grant agreements and deferred compensation match accelerated vesting on Change in Control	Termination of Employment after Change in Control + Equity award and deferred compensation match vesting occurs at Change in Control	$1,897,585	(3)

Juan M. Montano (EVP/CMBO)	Change in Control Agreement - Change in Control Severance Agreement, equity grant agreements and deferred compensation match accelerated vesting on Change in Control	Termination of Employment after Change in Control + Equity award and deferred compensation match vesting occurs at Change in Control	$1,316,433	(3)

(1)	Each of these agreements is described in more detail in the section above.
(2)

The estimated values are determined based on the Change in Control Agreement’s terms, and assuming a trigger event for payment occurred on December 31, 2021. Further assumes the value of benefits continuing for up to 24 months was assumed to be equal to two times the Bank's cost of health, dental, life, and long-term disability for the NEO for the fiscal year ending 2021. While the CHAIR/CEO’s Change in Control Agreement allows for the accelerated vesting of stock options, restricted and performance stock upon a change in control, the CHAIR/CEO had no such unvested awards outstanding as December 31, 2021. In addition, while each such Agreement includes a possible reduction on the total amounts owed based on the parachute limits of Internal Revenue Code Section 280G, no reduction is expected to apply for any of these NEOs.

(3)

The estimated values are determined based on the Change in Control Agreements' terms, and assuming a trigger event for payment occurred on December 31, 2021. Further assumes (i) the value of benefits continuing for up to 24 months was assumed to be equal to two times the Bank's cost of health, dental, life, and long-term disability for the NEO for the fiscal year ending 2021 and (ii) because vesting accelerates on stock options, restricted, and performance stock upon change in control, an amount equal to the closing price for the Company's stock as of the last trading date in 2021, less any exercise price due to be paid, times each NEO's total outstanding unvested awards. While each such Agreement includes a possible reduction on the total amounts owed based on the parachute limits of Internal Revenue Code Section 280G, no reduction is expected to apply for any of these NEOs.

AUDIT COMMITTEE REPORT

The Audit Committee has furnished the following report:

It is the responsibility of management to prepare the consolidated financial statements and the responsibility of Crowe LLP, Republic’s independent registered public accounting firm, to audit the consolidated financial statements for conformity with accounting principles generally accepted in the United States of America. The Audit Committee has adopted a written charter describing the functions and responsibilities of the Audit Committee. The Audit Committee charter is available on the Company’s website at www.republicbank.com.

In connection with its review of Republic’s consolidated financial statements for 2021, the Audit Committee has:

●	Reviewed and discussed the audited consolidated financial statements with management;
●	Discussed with the independent registered public accounting firm those matters required to be discussed under Public Company Accounting Oversight Board standards, including those required by Auditing Standard No. 1301;
●	Received the written disclosures and the letter from the independent registered public accounting firm required by the independence requirements established by the Securities and Exchange Commission and the Public Company Accounting Oversight Board Rule 3520, and has discussed with the independent registered public accounting firm, the independent registered public accounting firm’s independence; and
●	Approved the audit and non-audit services of the independent registered public accounting firm for 2021.

The Audit Committee has also discussed with management and the independent registered public accounting firm, the quality and adequacy of Republic’s internal controls and the internal audit function’s organization, responsibilities, budget, and staffing. The Audit Committee reviewed with the independent registered public accounting firm their audit plans, audit scope, and identification of audit risks. The Audit Committee has procedures in place to receive and address complaints regarding accounting, internal controls, or auditing and other Company issues.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included as presented in Republic’s Annual Report on Form 10-K for the year ended December 31, 2021.

Members of the Audit Committee:

Mark A Vogt, CPA, Chair

Ronald F. Barnes

Craig A. Greenberg

Michael T. Rust

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

With respect to transactions involving the Company and its Directors, Executive Officers, and 5% shareholders, the Audit Committee’s charter provides that it will conduct an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis, and the approval by the Audit Committee is required for all such transactions (other than transactions governed by Regulation O of the Board of Governors of the Federal Reserve System, which have received the approval of the Board of Directors of the Company’s bank subsidiary). In reviewing a related party transaction, the Audit Committee considers the material terms of the transaction, including whether the terms are generally available to an unaffiliated third party under similar circumstances. In addition, the Board of Directors is informed of such related party transactions.

Leasing Arrangements. Within the Louisville, Kentucky metropolitan area, the Bank leases space in buildings owned by a limited liability company, MAKBE, LLC, whose managing members are the children and nephews of

Steven E. Trager, and limited liability companies whose managing members are Steven E. Trager and MAKBE, LLC. See notes to the table under “Share Ownership.” The buildings include Republic Corporate Center, that serves as both the Company’s main office and administrative headquarters in Louisville, Kentucky and is owned and leased by MAKBE, LLC, a limited liability company beneficially owned by the children and nephews of Steven E. Trager. During 2021, additional leasing relations included the Bank’s Hurstbourne Parkway banking center that is owned and leased to the Bank by Jaytee – Hurstbourne, LLC; the Bardstown Road banking center that is owned and leased to the Bank by Jaytee – Bardstown, LLC; the Springhurst banking center that is owned and leased to the Bank by Jaytee – Springhurst, LLC; and space at the Republic Plaza location that is owned and leased to the Bank by Jaytee Properties II SPE, LLC. Under certain of these lease arrangements, the Bank was responsible for the fit-up and certain build out costs associated with the leased premises at those facilities. Altogether, these affiliates currently lease 225,009 square feet to the Bank and the Bank pays $404,653 per month in rent, with lease terms expiring between 2023 and 2030. The aggregate annual amount paid under these affiliate leasing arrangements in 2021 was $4,789,916. In accordance with the Audit Committee charter, each of the above leasing transactions was approved by the Board of Directors and the Audit Committee and all were determined by the Board of Directors and the Audit Committee to be on terms comparable to those that could have been obtained from unaffiliated parties.

Right of First Offer Agreement. On September 19, 2007, Republic entered into a Right of First Offer Agreement (the “Agreement”) with Teebank Family Limited Partnership (“Teebank”) and Bernard M. Trager and Jean S. Trager (collectively, the “Tragers”).

The Agreement does not restrict Teebank’s sale of shares of Republic common stock up until the trigger date (the “Trigger Date”) of the second to die of the Tragers. If Teebank desires to sell to a third party up to 1,000,000 shares of Class A Common Stock in the nine (9) months following the Trigger Date, Teebank must first offer the shares to Republic. Republic then has twenty (20) business days after the notice of a proposed sale to exercise the option, subject to satisfaction of any required regulatory notice requirements and receipt of all required regulatory approvals within sixty (60) days of the option exercise. The option exercise price is the Fair Market Value, as defined in the Agreement, of the shares on the closing date. Teebank is not required to consummate the transaction if the Fair Market Value on the closing date is less than 95% of the Fair Market Value on the date Teebank first gave notice of the proposed sale. Republic can exercise the option only if a majority of Republic’s Independent Directors determine at the time of exercise that the exercise is in Republic’s best interests.

The Agreement terminates on the first to occur of the following: (i) a Change in Control, as defined in the Agreement, of Republic, (ii) Republic’s duty to file reports required under Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 is suspended, or (iii) fourteen (14) months following the Trigger Date. In addition, Teebank may terminate the Agreement following a material change in the anticipated impact of the estate tax laws and regulations upon the Tragers or their estates.

Employment Relationship and Consulting Agreement with Director. Director David P. Feaster served as the CEO, President, and a director of Cornerstone Community Bank at the time of its merger with the Bank in 2016. From 2016 until his retirement in August 2019, Mr. Feaster served as the Bank’s Florida Market President. Upon his retirement as an employee, Mr. Feaster and the Bank entered into a consulting agreement whereby Mr. Feaster has provided consulting services on an independent contractor basis related to the Bank’s operations in Florida. In exchange for the consulting services, the Bank makes monthly payments to Mr. Feaster of $5,000, plus expenses and monthly dues to a Florida country club. Beginning January 31, 2020, the agreement provides for automatic monthly extensions, subject to termination on 30-days’ notice. Mr. Feaster became a Director of the Bank in September 2019. For a description of Director fees for the Bank’s Directors, see the narrative at “Director Compensation.” During 2021, the Bank paid Mr. Feaster an aggregate of $124,507 for his services as a consultant and Director of the Bank and Company. Upon the termination of the consulting services or at such time as the consulting services decline below a certain level of time commitment, Mr. Feaster is entitled to benefits under a nonqualified supplemental executive retirement benefits agreement under which he began accruing benefits beginning in 2009 while employed by Cornerstone Community Bank.

Relationships with Directors. There are no additional relationships with Republic Directors or the Director Nominees not described in this section or the subsection of this proxy statement titled “Committees of the Company’s Board.”

Indebtedness of Directors, Director Nominees, Executive Officers, and Principal Shareholders. There is no absolute prohibition on personal loans to Directors, Director Nominees, or Executive Officers of insured depository institutions. However, Federal banking laws require that all loans or extensions of credit by the Bank to the Company’s or the Bank’s Executive Officers, Directors, and Director Nominees be made on substantially the same terms, including interest rate and collateral requirements, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. These loans must be of a type generally made available to the Company’s employees or the public at large. In addition, loans made to Executive Officers, Directors and Director Nominees, and Bank Directors must be approved in advance by a majority of the disinterested members of the Board of Directors as required by Regulation O.

During 2021, Directors, Director Nominees, and Executive Officers of Republic and the Bank and other persons or entities with which they are affiliated or with whom they are members of the same immediate family were customers of and had in the ordinary course of business banking transactions with the Bank. All loans included in such transactions were made in the ordinary course of business, were generally available to the public, were made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loan transactions with other persons not related to the lender, which loans did not involve more than the normal risk of collectability or present other unfavorable features as per Regulation S-K Item 404(a) Instruction 4(c).

Split Dollar Insurance Agreement. By an agreement dated December 14, 1989, as amended August 8, 1994, the Bank entered into a split-dollar insurance agreement with a trust established by the Company’s deceased former Chairman, Bernard M. Trager, which agreement the trust assigned to MAKBE, LLC in 2016. Pursuant to the agreement, from 1989 through 2002, the Bank paid $690,000 in total annual premiums on insurance policies held in the trust. The policies are joint-life policies payable upon the death of Ms. Jean S. Trager, as the survivor of her husband Bernard M. Trager. The cash surrender value of the policies was approximately $1.81 million as of December 31, 2021.

Pursuant to the terms of the trust, the Bank paid the premiums for the policies held in the trust. In connection with the assignment of, among other assets of the trust, the indebtedness of the trust to MAKBE, LLC, the beneficiaries of the trust will each receive the proceeds of the policies after the repayment of the $690,000 of indebtedness to the Bank. The aggregate amount of such unreimbursed premiums constitutes indebtedness from MAKBE, LLC to the Bank and is secured by a collateral assignment of the policies. As of December 31, 2021, the net death benefit under the policies was approximately $4.5 million. Upon the termination of the agreement, whether by the death of Ms. Trager or earlier cancellation, the Bank is entitled to be repaid by MAKBE, LLC the amount of indebtedness outstanding at that time. In July 2018, MAKBE, LLC began making quarterly payments in the amount of $25,000 to the Bank towards the liability. As of December 31, 2021, the amount owed by MAKBE, LLC to the Bank is $340,000.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934 requires Republic’s Executive Officers, Directors, and greater than 10% beneficial owners to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive Officers and Directors are required to furnish Republic with copies of all Section 16(a) forms filed. Based solely upon review of copies of such forms received or written representations that there were no unreported holdings or transactions, Republic believes that, for the most recent fiscal year, all Executive Officers, Directors, and 10% beneficial owners complied with applicable Section 16(a) filing requirements on a timely basis with the following exception: Scott Trager filed one late Form 4 on May 14, 2021 to report a discretionary acquisition within his 401(k) account. Scott Trager also filed a Form 5 on February 11, 2022 to report 29 late transactions by a trust for which he is co-trustee that occurred over an 11-year period from 2010 to 2020. During this period, Scott Trager did not file one Form 4 to report a single transaction in 2012, and he did not file Form 5s in each of 2011 (1 transaction), 2015 (3 transactions), 2016 (4 transactions), 2017 (4 transactions), 2018 (4 transactions), 2019 (4 transactions), 2020 (4 transactions), and 2021 (4 transactions). The late Form 5 transactions related to withdrawals of shares from the trust by the other co-trustee. Scott Trager reported all of these transactions on a Form 5 in February 2022 when he became aware of the transactions.

SOLICITATION OF PROXIES

The cost of solicitation of proxies hereby will be borne by Republic. Some of Republic’s Directors and Executive Officers who will receive no additional compensation may solicit proxies in person and by telephone, electronic media, facsimile, and mail from brokerage houses and other institutions, nominees, fiduciaries, and custodians who will be requested to forward the proxy materials to beneficial owners of the Class A Common Stock and Class B Common Stock. Republic will, upon request, reimburse such intermediaries for their reasonable expenses in forwarding proxy materials but will not pay fees, commissions, or other compensation.

PROPOSAL TWO: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As previously approved by the Audit Committee, Crowe LLP was selected to serve as Republic’s independent registered public accounting firm and auditors for the fiscal year ending December 31, 2022. On behalf of Republic’s Board of Directors, the Audit Committee of the Board retained Crowe LLP to audit the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting for 2022. Crowe LLP was chosen based on its performance in prior years, its responsiveness, technical expertise, and the appropriateness of fees charged.

Crowe LLP has served as Republic’s independent registered public accounting firm since the 1996 fiscal year. The Company’s independent registered public accounting firm leases space from Jaytee-Springhurst, LLC, a limited liability company whose managing members are Steven E. Trager and MAKBE, LLC, a limited liability company whose managing members are the children and nephews of Steven E. Trager. The Company and Crowe LLP have determined that such leases constitute arm’s length transactions and comply with all applicable independence standards. Crowe LLP representatives are expected to attend the 2022 Annual Meeting and will be available to respond to appropriate shareholder questions and will have the opportunity to make a statement if they desire to do so.

We are asking our shareholders to ratify the selection of Crowe LLP as our independent registered public accounting firm for 2022. Although ratification is not required by the Company’s Bylaws or otherwise, the Board is submitting the selection of Crowe LLP to our shareholders as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of Republic and its shareholders.

The Board of Directors recommends a vote “FOR” the proposal to ratify the selection of Crowe LLP as the Company’s independent registered public accounting firm for 2022.

AUDIT FEE TABLE

Year	Audit Fees	Audit Related Fees	Tax Fees	All Other Fees

2021	$502,500	$—	$—	$82,850
2020	$488,500	$—	$—	$42,900

The Audit Committee has approved all services provided by Crowe LLP during 2021. Additional details describing the services provided in the categories in the above table are as follows:

Audit Fees

Crowe LLP charged $502,500 in fiscal year 2021 and $488,500 in fiscal year 2020 for audit fees. These include professional services in connection with the audit of the Company’s annual financial statements and its internal control over financial reporting. They also include reviews of the Company’s financial statements included in the Company’s Quarterly and Annual Reports on Form 10-Q and Form 10-K and for services that are normally provided by the accounting firm in connection with statutory and regulatory filings or engagements for the fiscal years shown.

Audit Related Fees

Fees for audit-related services provided by Crowe LLP in 2021, as disclosed in the above “Audit Fee Table,” primarily include assistance with the review of various accounting standards. There were no audit related fees in 2021 or 2020.

All Other Fees

Fees for all other services provided by Crowe LLP, as disclosed in the above “Audit Fee Table,” relate to a 401(k) benefit plan audit, a mandated U.S. Department of Housing and Urban Development (HUD) Federal Housing Administration (FHA) compliance audit, and fees associated with the Company’s participation in an insurance captive in 2021 and 2020.

The Audit Committee of the Board of Directors has determined that the provision of the services covered under the caption “Audit Related Fees” above is compatible with maintaining the independent registered public accounting firm’s independence.

Pre-Approval Policies and Procedures

The Audit Committee’s charter provides that the committee will pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 which are approved by the Audit Committee before the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals are presented to the full Audit Committee at its next scheduled meeting.

SHAREHOLDERS’ COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders who want to communicate in writing with the Board of Directors, or specified Directors individually, may send proposed communications to Republic’s Corporate Secretary at 601 West Market Street, Louisville, Kentucky 40202. The proposed communication will be reviewed by the Audit Committee and the General Counsel. If the communication is appropriate and serves to advance or improve the Company or its performance, contains no objectionable material or language, is not unreasonable in length, and is directly applicable to the business of Republic, it is expected that the communication will receive favorable consideration for presentation to the Board of Directors or appropriate Director(s).

OTHER MATTERS

The Board of Directors does not know of any matters to be presented at the Annual Meeting other than as specified in this proxy statement. If, however, any other matters should properly come before the 2022 Annual Meeting, it is intended that the persons named in the enclosed proxy, or their substitutes, will vote such proxy in accordance with their best judgment on such matters.

SHAREHOLDER PROPOSALS

To be considered for inclusion in the proxy statement for the 2023 Annual Meeting of Shareholders, shareholders who desire to present proposals at such meeting must forward them in writing to the Secretary of Republic so that they are received at 601 West Market Street, Louisville, Kentucky 40202 no later than November 11, 2022. Such proposals must comply with SEC requirements related to the inclusion of shareholder proposals in company-sponsored proxy materials. Any notice of a proposal submitted outside the process of Securities Exchange Act Rule 14a-8 that a shareholder intends to bring at Republic’s 2023 Annual Meeting of Shareholders should be submitted by January 21, 2023, and the proxies that Republic solicits for its 2023 Annual Meeting will confer discretionary authority to vote on any such matters without a description of them in the proxy statement for that Annual Meeting. Shareholder proposals submitted after January 21, 2023 will be considered untimely. In accordance with Republic’s Bylaws, shareholders must provide advance notice of director nominations to be made at the Annual Meeting no later than January 21, 2023.

ANNUAL REPORT

Republic’s 2021 Annual Report on Form 10-K, with certain exhibits, is enclosed with this proxy statement. The 2021 Annual Report on Form 10-K does not form any part of the material for the solicitation of proxies.

Any shareholder who wishes to obtain a copy, without charge, of Republic’s Annual Report on Form 10-K for its fiscal year ended December 31, 2021, which includes financial statements and financial statement schedules, and is required to be filed with the Securities and Exchange Commission, may contact Kevin Sipes, Chief Financial Officer, at 601 West Market Street, Louisville, Kentucky 40202.

By Order of The Board of Directors

Steven E. Trager, Executive Chair and Chief Executive Officer

Louisville, Kentucky

March 11, 2022

Your vote is important.  Whether or not you plan to attend the Annual Meeting, we urge you to vote by submitting your proxy in advance of the meeting using one of the methods described earlier in this proxy statement under “VOTING.”

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/RBCAA or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at Using a black ink pen, mark your votes with an X as shown in this example. www.investorvote.com/RBCAA Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. Election of Directors: For Withhold For Withhold For Withhold 01 – David P. Feaster 02 – Jennifer N. Green 03 - Craig A. Greenberg 04 - Heather V. Howell 05 - Timothy S. Huval 06 - Ernest W. Marshall, Jr. 07 - W. Patrick Mulloy, II 08 - George Nichols, III 09 - W. Kenneth Oyler, III 10 - Logan M. Pichel 11 - Michael T. Rust 12 - Susan Stout Tamme 13 - A. Scott Trager 14 - Steven E. Trager 15 - Andrew Trager-Kusman 16 - Mark A. Vogt For Against Abstain 2. Ratification of Crowe LLP as the independent registered public accountants for the year ending December 31, 2022. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 1 U P X 03LJ5C B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below A Proposals — The Board recommends a vote FOR all Director nominees and FOR Proposal 2. Annual Meeting Proxy Card

The 2022 Annual Meeting of Shareholders of Republic Bancorp, Inc. will be held on Thursday, April 21, 2022 at 10:00 a.m., Eastern Daylight Time, Republic Bank Building, Lower Level, 9600 Brownsboro Road, Louisville, Kentucky 40241 q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Notice of 2022 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting – April 21, 2022 Craig A. Greenberg and Susan Stout Tamme (the “Proxies”), or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Republic Bancorp, Inc. to be held on April 21, 2022 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees and FOR Proposal 2. For participants in the Republic Bancorp 401(k) Retirement Plan (the “Plan”), the Plan Trustee shall vote the shares for which it has not received voting direction from the Plan participants utilizing the same voting percentages derived from the Plan participants who did direct how their shares are to be voted. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.) Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. + C Non-Voting Items Republic Bancorp, Inc. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/RBCAA